Exhibit 10.2

TRANSITION PROPERTY SERVICING AGREEMENT

between

CENTERPOINT ENERGY TRANSITION BOND COMPANY III, LLC

Issuer

and

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

Servicer

Dated as of February 12, 2008

i

SCHEDULE A TO TRANSITION PROPERTY SERVICING AGREEMENT

EXHIBIT A—FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

EXHIBIT B-1—FORM OF SERVICER’S REGULATION AB COMPLIANCE CERTIFICATE

EXHIBIT B-2—FORM OF CERTIFICATE OF COMPLIANCE

ANNEX 1 TO SERVICING AGREEMENT

APPENDIX A—MASTER DEFINITIONS

ii

TRANSITION PROPERTY SERVICING AGREEMENT dated as of February 12, 2008 (this “Agreement”) between CENTERPOINT ENERGY TRANSITION BOND COMPANY III, LLC, a Delaware limited liability company (the “Issuer”), and CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, a Texas limited liability company (“CenterPoint Houston”), as the servicer of the Transition Property hereunder (together with each successor to CenterPoint Houston in such capacity pursuant to Section 6.03 or 7.04, the “Servicer”).

WHEREAS, pursuant to the Texas Electric Choice Plan and the Financing Order, the Seller and the Issuer are concurrently entering into the Sale Agreement dated as of the date hereof pursuant to which the Seller is selling and the Issuer is purchasing the Transition Property created pursuant to the Texas Electric Choice Plan and the Financing Order;

WHEREAS the Servicer is willing to service the Transition Property purchased from the Seller by the Issuer;

WHEREAS the Issuer, in connection with ownership of the Transition Property, desires to engage the Servicer to carry out the functions described herein;

WHEREAS, the Transition Charges may not be itemized on Customers’ bills and the TC Collections initially will be commingled with other funds Servicer collects from Customers and REPs;

WHEREAS, the Financing Order calls for the Servicer to execute a servicing agreement with the Issuer pursuant to which the Servicer will be required, among other things, to impose and collect the Transition Charges for the benefit and account of the Issuer, to make periodic Transition Charge Adjustments required or allowed by the Financing Order, and to account for and remit the Transition Charges to or for the account of the Issuer in accordance with the remittance procedures contained in this Agreement without any charge, deduction or surcharge of any kind (other than the Servicing Fee specified in this Agreement);

WHEREAS, a number of parties may have an interest in such commingled collections, and such parties have entered into an Intercreditor Agreement as of the date hereof that allows the party acting as the Utility (as defined therein) to allocate the collected, commingled funds according to each interested party’s interest; and

WHEREAS, the Financing Order provides that the PUCT, acting through its authorized legal representative and for the benefit of Texas ratepayers, will enforce the Servicer’s obligations imposed under this Agreement pursuant to the Financing Order to the extent permitted by law.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. DEFINITIONS. Capitalized terms used but not otherwise defined in this Agreement have the respective meanings set forth in Appendix A hereto.

SECTION 1.02. OTHER DEFINITIONAL PROVISIONS.

(a) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Appendix, Annex, Exhibit and Schedule references contained in this Agreement are references to Sections, Appendices, Annexes, Exhibits and Schedules in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(b) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(c) All terms defined in this Agreement have the same defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined therein.

ARTICLE II

APPOINTMENT AND AUTHORIZATION OF SERVICER

SECTION 2.01. APPOINTMENT OF THE SERVICER; ACCEPTANCE OF APPOINTMENT. The Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Agreement and applicable law. This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

SECTION 2.02. AUTHORIZATION. With respect to all or any portion of the Transition Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to:

(a) execute and deliver, on behalf of itself or the Issuer, as the case may be, any and all instruments, documents or notices, and

(b) on behalf of itself or the Issuer, as the case may be, make any filing and participate in Proceedings related to the duties of the Servicer hereunder with any governmental authorities, including with the PUCT.

The Issuer shall furnish the Servicer with all executed documents as have been prepared by the Servicer for execution by the Issuer, and with such other documents as may be in the Issuer’s possession, as necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Upon the written request of the Servicer, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

SECTION 2.03. DOMINION AND CONTROL OVER TRANSITION PROPERTY. Notwithstanding any other provision contained herein, the Servicer and the Issuer agree that the Issuer shall have dominion and control over the Transition Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent of and custodian for the Issuer with respect to the Transition Property and Transition Property Documentation. The Servicer hereby agrees that it shall not take any action that is not authorized by this Agreement, the Texas Electric Choice Plan, PUCT Regulations or the Financing Order, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer with respect to the Transition Property, in each case unless such action is required by law or court or regulatory order.

ARTICLE III

BILLING AND OTHER SERVICES

SECTION 3.01. DUTIES OF THE SERVICER. The Servicer, as agent for the Issuer (to the extent provided herein), shall have the following duties:

(a) Duties of Servicer Generally. The Servicer shall manage, service, administer and make collections in respect of the Transition Property. The Servicer’s duties will include:

(i) calculating and billing the Transition Charges;

(ii) obtaining meter reads and providing such metering information to the REPs, as necessary (unless another entity assumes metering responsibilities in accordance with the Financing Order, applicable tariffs or the Texas Electric Choice Plan);

(iii) collecting payments of Transition Charges and payments with respect to Transition Property from all persons or entities responsible for remitting Transition Charges and other payments with respect to Transition Property to the Servicer under the Financing Order, the Texas Electric Choice Plan, PUCT Regulations or applicable tariffs; provided, however, the Issuer and the Servicer acknowledge and agree that pursuant to the Intercreditor Agreement, payments in respect of Transition Charges and Transition Property may be deposited initially into an account held and processed by CenterPoint Houston in its capacity as the Utility for the benefit of the Servicer, and that CenterPoint Houston in its individual capacity may be replaced as the holder of such account by a Successor Servicer or Designated Account Holder as those terms are defined and as set forth more fully in the Intercreditor Agreement;

(iv) posting all TC Collections remitted to the Servicer and posting all late-payment penalties assessed against REPs (as described in Section 3.05(c)(ii));

(v) responding to inquiries by Customers, REPs, the PUCT or any other State, local or federal governmental authority with respect to the Transition Property and the Transition Charges;

(vi) accounting for TC Collections and late-payment penalties received from REPs, investigating and resolving delinquencies (including, where permitted by the Financing Order, Schedule TC3 and/or PUCT Regulations, terminating transmission and distribution service for nonpayment of charges), processing and depositing collections, making periodic remittances to the Trustee and furnishing periodic reports to the Issuer, the PUCT, the Trustee and each Rating Agency;

(vii) providing certified calculations and other information reasonably requested by agents appointed by the Servicer to collect the charges to enable the agents to perform collection services properly under the Intercreditor Agreement and monitoring the collections of the agents for compliance with the Intercreditor Agreement;

(viii) providing information reasonably requested by CenterPoint Houston in connection with the allocation of collections between Transition Charges and Transition Property on one hand, and other charges and fees on the other;

(ix) monitoring payments by each REP, reviewing reports provided by each REP and monitoring compliance by each REP with the credit standards and deposit obligations set forth in the Financing Order;

(x) notifying each REP of any defaults by such REP in its payment obligations and other obligations (including its credit standards) under Schedule TC3, and enforcing against such REP at the earliest date permitted by the Financing Order and Schedule TC3 any remedies provided by such Schedule TC3, the Financing Order or other applicable law and regulations;

(xi) making all filings with the PUCT and taking all other actions necessary to perfect the Issuer’s ownership interests in and the Trustee’s Lien on the Trust Estate;

(xii) selling, as the agent for the Issuer, as its interest may appear, defaulted or written-off accounts in accordance with the Servicer’s usual and customary practices;

(xiii) taking action in connection with Transition Charge Adjustments and PBRAF Adjustments as is set forth herein;

(xiv) any other duties specified for a servicer under the Financing Order, Schedule TC3, the Texas Electric Choice Plan or other applicable law; and

(xv) reconciling, within 30 calendar days after bank statement cutoff date or such later time as is consistent with the Servicer’s usual and customary practices that does not materially impair the ability of the Servicer to correct errors, all bank account debits and credits for bank accounts that are held in the name of the Servicer (as Servicer hereunder) or of the Issuer that relate to the Trust Estate or the Transition Bonds.

Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by, and the Servicer shall at all times comply with, the Financing Order, the Texas Electric Choice Plan and any PUCT Regulations, orders or directions and the federal securities laws and the rules and regulations promulgated thereunder, including Regulation AB, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in the Issuer Annex hereto, as it may be amended from time to time. For the avoidance of doubt, the term “usage” when used herein refers to both kilowatt hour consumption and kilowatt demand.

(b) Reporting Functions.

(i) Notification of Laws and Regulations. The Servicer shall immediately notify the Issuer, the PUCT, the Trustee and each Rating Agency in writing of any laws or PUCT Regulations, orders or directions hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Agreement.

(ii) Other Information. Upon the reasonable request of the Issuer, the Trustee, the PUCT or any Rating Agency, the Servicer shall provide to the Issuer, the Trustee, the PUCT or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Transition Property to the extent it is reasonably available to the Servicer, that may be reasonably necessary and permitted by law for the Issuer, the Trustee, the PUCT or such Rating Agency to monitor the performance by the Servicer hereunder. In addition, so long as any of the Transition Bonds are Outstanding, the Servicer shall provide to the Issuer, to the PUCT and to the Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Transition Charges applicable to each Customer Class.

(iii) Preparation of Reports. The Servicer shall prepare and deliver such additional reports as required under this Agreement, including a copy of each Semi-Annual Servicer’s Certificate described in Section 6.13, the annual Servicer’s Regulation AB Compliance Certificate and Certificate of Compliance described in Section 3.03, and the Annual Accountant’s Report described in Section 3.04. In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Sponsor under the federal securities or other applicable laws or in accordance with the Basic Documents, including, but without limiting the generality of foregoing, filing with the SEC, if applicable, a copy or copies of (i) the Semi-Annual Servicer’s Certificates described in Section 6.13 (under Form 10-D or any other applicable form), (iii) the annual statements of compliance, attestation reports and other certificates described in Section 3.03, and (iv) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.04. In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Sponsor’s annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicer’s signature is required by, and consistent with, the federal securities law and/or any other applicable law.

(c) Opinions of Counsel.

The Servicer shall deliver to the Issuer and the Trustee:

(i) promptly after the execution and delivery of this Agreement and of each amendment hereto, and promptly after the execution of the Sale Agreement and of each amendment thereto, an Opinion of Counsel from Independent counsel of the Issuer either

(A) to the effect that, in the opinion of such counsel, all filings, including filings with the PUCT and the Secretary of State of the State of Texas and all filings pursuant to the UCC, that are necessary under the UCC and the Texas Electric Choice Plan to fully preserve, protect and perfect the Liens of the Trustee in the Transition Property have been authorized, executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or

(B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such Liens; and

(ii) within ninety (90) days after the beginning of each calendar year beginning with the first calendar year beginning more than three (3) months after the date hereof, an Opinion of Counsel from Independent counsel of the Issuer, dated as of a date during such ninety (90)-day period, either

(A) to the effect that, in the opinion of such counsel, all filings, including filings with the PUCT and the Secretary of State of the State of Texas and all filings pursuant to the UCC, have been executed and filed that are necessary under the UCC and the Texas Electric Choice Plan to fully preserve, protect and perfect the Liens of the Trustee in the Transition Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or

(B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens.

Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest or Lien.

SECTION 3.02. SERVICING AND MAINTENANCE STANDARDS. The Servicer shall, on behalf of the Issuer:

(a) manage, service, administer and make collections in respect of the Transition Property with reasonable care and in material compliance with applicable law,

including all applicable PUCT Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to billing and collection activities that the Servicer conducts for itself and others;

(b) follow standards, policies and procedures in performing its duties as Servicer that are customary in the electric transmission and distribution industry or that the PUCT has mandated and that are consistent with the terms and provisions of the Financing Order, Schedule TC3 and existing law;

(c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain the Issuer’s and the Trustee’s rights in respect of the Transition Property;

(d) calculate Transition Charges and PBRAFs in compliance with the Texas Electric Choice Plan, the Financing Order, any PUCT order related to Transition Charge allocation and any applicable tariffs;

(e) provide all reports to such parties to the Intercreditor Agreement regarding the Transition Charges and PBRAFs as are necessary to effect collection, allocation and remittance of payments in respect of Transition Charges and other collected funds in accordance with this Agreement and the Intercreditor Agreement; and

(f) make all filings required under the Texas Electric Choice Plan or the UCC to maintain the perfected security interest of the Trustee in the Trust Estate and use all reasonable efforts to otherwise enforce and maintain the Trustee’s rights in respect of the Transition Property and the Trust Estate.

except where the failure to comply with any of the foregoing would not materially and adversely affect the Issuer’s or the Trustee’s respective interests in the Transition Property.

The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Transition Property, which, in the Servicer’s judgment, may include the taking of legal action pursuant to Section 5.02(d) and 5.02(e) hereof or otherwise.

The Servicer shall petition the PUCT for adjustments to the Transition Charges and PBRAF that the servicer determines to be necessary in accordance with the Financing Order.

SECTION 3.03. ANNUAL REPORTS ON COMPLIANCE WITH REGULATION AB.

(a) The Servicer shall deliver to the Issuer, the PUCT, the Trustee and the Rating Agencies, on or before the earlier of (i) March 31 of each year beginning March 31, 2009, or (ii) with respect to each calendar year during which CenterPoint Houston’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, certificates from a Responsible Officer of the Servicer (A) containing, and certifying as to, the statements of compliance required by Item 1123 (or any successor or similar items or rule) of Regulation AB, as then in effect (the “Regulation AB Compliance Certificate”), and (B) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) (or any successor or similar items or rule) of Regulation AB, as then in effect (the “Certificate of Compliance”). These certificates may be in the form of, or shall include the forms attached hereto as, Exhibit B-1 and Exhibit B-2 hereto, with, in the case of Exhibit B-1, such changes as may be required to conform to applicable securities law.

(b) The Servicer shall use commercially reasonable efforts to obtain from each other party participating in the servicing function any additional certifications as to the statements and assessment required under Item 1122 or Item 1123 of Regulation AB to the extent required in connection with the filing of the annual report on Form 10-K referred to above; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer’s duties hereunder. The parties acknowledge that the Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit A of the Indenture.

SECTION 3.04. ANNUAL REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM REPORT.

(a) The Servicer shall cause a registered independent public accounting firm (which may also provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Issuer, the PUCT, the Trustee and each Rating Agency, on or before the earlier of (a) March 31 of each year, beginning March 31, 2009, to and including the March 31 succeeding the retirement of all Transition Bonds or (b) with respect to each calendar year during which the Sponsor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, a report addressed to the Servicer (the “Annual Accountant’s Report”), which may be included as part of the Servicer’s customary auditing activities, to the effect that such firm has performed certain procedures, agreed between the Servicer and such accountants, in connection with the Servicer’s compliance with its obligations under this Agreement during the preceding calendar year ended December 31 (or, in the case of the first Annual Accountant’s Report, the period of time from the Sale Date through December 31, 2008), identifying the results of such procedures and including any exceptions noted. In the event such accounting firm requires the Trustee or the Issuer to agree or consent to the procedures performed by such firm, the Issuer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee shall deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and the Trustee shall not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

(b) The Annual Accountant’s Report shall also indicate that the accounting firm providing such report is independent of the Servicer in accordance with the Rules of the Public Company Accounting Oversight Board, and shall include the attestation report required under Item 1122(b) of Regulation AB (or any successor or similar items or rule), as then in effect. The Annual Accountant’s Report shall also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

SECTION 3.05. MONITORING OF THIRD-PARTY COLLECTORS. From time to time, until the Retirement of the Transition Bonds, the Servicer shall, in accordance with the Servicing Standard, take all actions with respect to Third-Party Collectors required to be taken by the Servicer as set forth, if applicable, in any agreement with the Servicer, the Financing Order, the Tariff and any other PUCT Regulations in effect from time to time and implement such additional procedures and policies as are necessary to ensure that the obligations of all Third-Party Collectors in connection with Transition Charges are properly enforced in accordance with, if applicable, the terms of any agreement with the Servicer, the Financing Order, the Tariff and any other PUCT Regulations in effect from time to time. Such procedures and policies shall include the following:

(a) Maintenance of Records and Information. In addition to any actions required by the Tariff, PUCT Regulations or other applicable law, the Servicer shall:

(i) maintain adequate records for promptly identifying and contacting each Third-Party Collector;

(ii) maintain records of end-user Customers which are billed by Third-Party Collectors to permit prompt transfer of billing responsibilities in the event of default by such Third-Party Collectors;

(iii) maintain adequate records for enforcing compliance by all Third-Party Collectors with their obligations with respect to Transition Charges, including compliance with all Remittance Requirements and REP Credit Requirements;

(iv) provide to each Third-Party Collector such information necessary for such Third-Party Collector to confirm the Servicer’s calculation of Transition Charges and remittances, including, if applicable, charge-off amounts; and

(v) cause payments in respect of Transition Property to be posted to such records as Servicer maintains that identify obligations of end-user Customers and Third-Party Collectors, generally within two Business Days of receipt of same, subject to extension of time to segregate and identify payments where necessary because of the manner of payment or aggregation of payments with other payment, and reflect such payments in such records as the Servicer maintains that identify allocation of funds to obligations under the Transition Bonds.

The Servicer shall update the records described above no less frequently than quarterly.

(b) Credit and Collection Policies. The Servicer shall, to the fullest extent permitted under the Financing Order, Utilities Code and PUCT regulations, apply such terms with respect to credit and collection policies applicable to Bills submitted to Third-Party Collectors as may be reasonably necessary to prevent the then-current rating of the Transition Bonds from being downgraded, withdrawn or suspended. The Servicer shall periodically review the need for modified or additional terms based upon, among other things, (i) the amount of TC Collections received through REPs relative to the Periodic Billing Requirement, (ii) the historical payment and default experience of each REP and (iii) such other credit and collection policies to which the REPs are subject, and if permitted by the Financing Order and applicable law, will set out any such modified or additional terms in a supplemental tariff filed with the PUCT.

(c) Monitoring of Performance and Payment by REPs. In addition to any actions required by the Tariff, PUCT Regulations or other applicable law, the Servicer shall undertake to do the following:

(i) The Servicer shall use all reasonable efforts, subject to applicable law, to collect all amounts owed in respect of Transition Charges and late-payment penalties (as set forth in Section 3.05(c)(ii) below) as and when the same shall become due) to the extent permitted by the Financing Order, shall follow procedures no less stringent as it follows with respect to collection activities that the Servicer conducts for itself or others. The Servicer shall not change the amount of or reschedule the due date of any scheduled payment of Transition Charges, except as contemplated in this Agreement or as required by law or court or PUCT order. The Servicer shall enforce at the earliest possible date the obligations with respect to the Transition Charges of each REP and each other Person owing or collecting Transition Charges, provided that any REP shall be entitled to hold back from its payment of Transition Charges to the Servicer an allowance for charge-offs according to the procedure and calculations set forth in the Financing Order, Schedule TC3 and the Issuer Annex.

(ii) Each REP must pay Transition Charges within 35 days following the date of each billing by the Servicer to such REP (“REP Billing Day”), without regard to whether or when the REP receives payment from its retail customers. The Servicer shall accept payment by electronic funds transfer, wire transfer, and/or check. Payment will be considered received the date the electronic funds transfer or wire transfer is received by the Servicer or, if payment is made by check, the date the check clears. The Servicer shall assess and collect a 5% late-payment penalty (the “Penalty”) on all Transition Charges billed to an REP but not paid by that REP by the close of business on the 35th day after the REP Billing Day. Any and all such Penalty payments shall be paid to the Trustee for deposit in the Collection Account and shall be applied against transition charge obligations. An REP shall not be obligated to pay the overdue Transition Charges of another REP. If an REP agrees to assume the responsibility for the payment of overdue Transition Charges as a condition of receiving the customers of another REP that has decided to terminate service to those customers for any reason, the new REP shall not be assessed the Penalty upon such Transition Charges; provided, however, that the prior REP shall not be relieved of the previously assessed Penalties.

(iii) The Servicer shall work with REPs to resolve any disputes using the dispute resolution procedures established in Schedule TC3 and any PUCT Regulations, in accordance with the Servicing Standard.

(d) Enforcement of REP Obligations. The Servicer shall, in accordance with the terms of Schedule TC3, ensure that each REP remits all Transition Charges which it is obligated to remit to the Servicer. If an REP fails to remit payment in full of all Transition Charges which it is obligated to remit by the day that is 45 calendar days after the REP Billing Day, the Servicer shall, in addition to assessing the Penalty against such REP described in

Section 3.05(c)(ii) of this Agreement, direct the Trustee by written instruction to deliver to Servicer from such REP’s REP Deposit (by making a withdrawal from a deposit account, a demand under a surety bond or a guarantee, and/or a draw under a letter of credit, as applicable) the lesser of the amount of Transition Charges such REP has failed to remit or the amount of the REP Deposit. Upon receipt of same, Servicer shall cause the amount received from the Trustee to be deposited in the Collection Account. The Servicer shall notify the REP of such withdrawal, demand and/or draw from the REP Deposit to the Collection Account and instruct the REP to remit, or otherwise restore, immediately the amount of such withdrawal, demand and/or draw to the Trustee for replenishment of such REP’s REP Deposit. The Servicer shall avail itself of such legal remedies as may be appropriate to collect any remaining unpaid Transition Charges and associated penalties due to the Servicer after application of the REP Deposit, in accordance with the Financing Order and Schedule TC3.

(i) If an REP is in default pursuant to Section 9 of Schedule TC3 and Finding of Fact 52 of the Financing Order (such default an “REP Default”), the Servicer shall perform such duties as are required of the Servicer therein, including but not limited to the following:

(A) in the event the REP in REP Default seeks to implement alternative arrangements with the Servicer regarding the billing and collection of Transition Charges pursuant to Section 9 of Schedule TC3 and Finding of Fact 52 of the Financing Order, the Servicer shall consider proposals from such REP but shall not accept any proposal, and no proposal shall be deemed mutually suitable and agreeable, other than the options set forth in Section 9 of Schedule TC3 unless (i) the Servicer is directed promptly in writing by the Trustee to accept a proposal of such REP following the written direction of such approval of such proposal by the Majority Holders, (ii) such proposal would not materially and adversely affect the interests of the Transition Bondholders and (iii) the Rating Agency Condition has been satisfied; and

(B) in the event the REP in REP Default fails to immediately select and implement an alternative method of billing and collecting Transition Charges as specified in Section 9 of Schedule TC3 and Finding of Fact 52 of the Financing Order or fails to adequately meet its responsibilities thereunder, the Servicer shall immediately allow the appropriate Provider of Last Resort or another qualified REP of a Customer’s choosing to immediately assume responsibility for the billing and collection of Transition Charges from such Customer.

(ii) In the event the appropriate Provider of Last Resort defaults or is ineligible to provide billing and collection of Transition Charges when requested by a Customer or the Servicer, as applicable, the Servicer shall assume responsibility for billing and collection of Transition Charges until a new Provider of Last Resort is named by the PUCT or the Customer requests the services of another REP, in accordance with Schedule TC3 and PUCT Regulations. In any case, the Servicer shall enforce the obligations, and exercise its remedies against, each REP including any Provider of Last Resort, as permitted under the Financing Order and Schedule TC3.

(iii) In addition to the obligations set forth in 3.05(g) below, the Servicer shall have the rights and obligations to terminate electric service for non-payment of Transition Charges under the circumstances set forth in Schedule TC3 and PUCT Regulations.

(e) Maintenance of REP Deposit Accounts. In the event an REP provides any of (A) a cash deposit to the Trustee in the form of up to two months’ maximum expected transition charge collections, (B) a surety bond or affiliate guarantee or (C) a letter of credit (each, an “REP Deposit”) pursuant to the Financing Order and Schedule TC3,

(i) the Servicer shall agree with the REP as to the size of the initial REP Deposit,

(ii) no more frequently than quarterly, upon the request of either the REP or the Servicer, the Servicer shall cooperate with the REP as required by the Financing Order and Schedule TC3 to ensure that the REP Deposit accurately reflects up to two months’ maximum transition charge collections. Within 10 days following the review by the REP and Servicer of the size of the REP Deposit, either the REP shall remit to the Trustee the amount of any shortfall in the REP Deposit as confirmed to the Trustee by the Servicer or the Servicer shall instruct the Trustee to remit or release to the REP any portion of the REP Deposit no longer required to be on deposit, and

(iii) The Servicer shall instruct the Trustee in writing to remit to the REP the REP Deposit, plus any investment earnings thereon, except such portion of the REP Deposit as was utilized in satisfaction of the REP’s obligations to remit billed Transition Charges within 30 days of the date on which the REP Deposit is no longer required under the Financing Order or Schedule TC3.

(f) In the event an REP disputes any amount of billed Transition Charges, the Servicer shall require the REP to pay the disputed amount under protest within the time for payment set forth in Section 3.05(c)(ii) of this Agreement. The Servicer shall attempt to resolve informally the dispute with the REP, or any dispute related to the date of receipt of Transition Charge payments, Penalties, or the size of the required REP Deposit. If the REP and the Servicer cannot reach an informal resolution to the dispute, either party may file a complaint with the PUCT as set forth in the Financing Order and Schedule TC3. If the REP prevails in the informal dispute process or before the PUCT, the Servicer shall provide the REP with a refund of the disputed amount paid to the Servicer plus interest at a rate approved by the PUCT. As provided in the Financing Order, Schedule TC3 and Section 4.01(b)(i)(C) of this Agreement, interest paid by the Servicer shall be recoverable through Transition Charges if the Servicer’s claim to the funds is not clearly unfounded. In addition, as provided in the Financing Order and Schedule TC3, the Servicer shall not be required to pay interest to the REP if the Servicer has received inaccurate metering data from another entity providing competitive metering services pursuant to the Texas Electric Choice Plan.

(g) The Servicer shall adhere to the instructions of an REP that bills Customers for Transition Charges to terminate transmission and distribution service to a Customer for nonpayment by the Customer pursuant to the Financing Order and Schedule TC3.

(h) Affiliated Third-Party Collectors. In performing its obligations under this Section 3.05, the Servicer shall deal with any Third-Party Collectors which are Affiliates of the Servicer on terms which are no more favorable in the aggregate to such affiliated Third-Party Collector than those used by the Servicer in its dealings with Third-Party Collectors that are not affiliates of the Servicer.

ARTICLE IV

SERVICES RELATED TO TRANSITION CHARGE ADJUSTMENTS AND PBRAF

ADJUSTMENTS

SECTION 4.01. TRANSITION CHARGE ADJUSTMENTS. From time to time, until the Retirement of the Transition Bonds, the Servicer shall identify the need for annual Transition Charge Adjustments and interim Transition Charge Adjustments and shall take all reasonable action to obtain and implement such Transition Charge Adjustments, all in accordance with the following:

(a) Expected Amortization Schedule. The Expected Amortization Schedule for the Transition Bonds is provided in the Supplement.

(b) Transition Charge Adjustments.

(i) Annual Transition Charge Adjustments and Filings. Prior to each Calculation Date, the Servicer shall calculate

(A) the PBRAF Adjustments to be made in accordance with the methodology set forth in Schedule TC3, as may be modified from time to time by order from the PUCT,

(B) the Transition Bond Balance as of each Calculation Date (a written copy of which shall be delivered by the Servicer to the Trustee and the PUCT within five business days following such Calculation Date), and

(C) the Transition Charge Adjustment with respect to the Transition Property for the twelve-month period preceding and including the next upcoming Adjustment Date, such that the Servicer projects that TC Collections therefrom will be sufficient so that:

1.	the Transition Bond Balance on the Payment Date immediately preceding the next Adjustment Date will equal the Projected Transition Bond Balance as of such date or, if earlier with respect to any Tranche of Transition Bonds, by the Expected Final Payment Date therefor, taking into account any amounts on deposit in the Excess Funds Subaccount,

2.

the amount on deposit in the Capital Subaccount on the Payment Date immediately preceding the next Adjustment Date, or if earlier with respect to the Transition Bonds or any Tranche thereof, by the Expected Final Payment Date therefor, will equal the Required Capital Amount, taking into account any amounts on deposit in the Excess Funds Subaccount and taking into account any prior withdrawals of interest or earnings on deposits in the Capital Subaccount used to meet payment obligations on the Transition Bonds,

3.	the TC Collections will provide for amortization of the remaining outstanding principal amount of the Transition Bonds in accordance with the Expected Amortization Schedule therefor and payment of interest on the Transition Bonds when due,

4.	the Servicer can reconcile past overpayments and underpayments by all REPs of Transition Charges arising out of hold-backs for charge-offs in accordance with Section 6 of the Issuer Annex,

5.	the Servicer can recover out of TC Collections the interest paid to all REPs arising out of a dispute between the Servicer and any REP resolved pursuant to Section 3.05(f) of this Agreement for which the Servicer’s claim to the funds in dispute was not clearly unfounded, and

6.	the fees and expenses of the Servicer, the Trustee, the independent manager of the Issuer and the Administrator and other fees, expenses, charges and costs authorized in the Financing Order will be paid.

(ii) Prior to each Calculation Date, the Servicer shall make annual reconciliation filings with the PUCT for that Calculation Date. The Servicer shall promptly thereafter provide notice and a copy of such filings to each Rating Agency. The Servicer’s Calculation Date filings shall include:

(A) any PBRAF Adjustments to take effect on the next Adjustment Date (in which case, the Servicer shall provide notice of such filing to all parties in PUCT Docket No. 34448 and shall participate in a contested case proceeding at the PUCT, the purpose of which will be to determine whether any proposed adjustment complies with the Financing Order, as set forth therein), and

(B) a tariff supplement setting forth Transition Charge Adjustments to become effective on the next Adjustment Date and supporting data, including the calculation of the Transition Charge Adjustments.

(c) Interim Transition Charge Adjustments and Filings. The Servicer shall calculate any interim Transition Charge Adjustments to be requested between Calculation Dates to correct under-collection or over-collection of Transition Charges, as set forth in the Financing Order and Schedule TC3, in order to provide for the timely payment of the Transition Bonds. As provided for in the Financing Order, the Servicer shall file for interim Transition Charge Adjustments:

(i) to correct any undercollection or overcollection in order to assure timely payment of the Transition Bonds based on Rating Agency and Bondholder considerations;

(ii) the Servicer determines that expected collection of Transition Charges for the upcoming payment date would result in a difference that is greater than 5% in absolute value, between (i) the actual outstanding principal balances of the Transition Bonds plus amounts on deposit in the Excess Funds Subaccount and (ii) the outstanding principal balances anticipated in the target amortization schedule; or

(iii) to meet a Rating Agency requirement that any tranche of the Transition Bonds be paid in full by its expected maturity date.

In the event an interim Transition Charge Adjustment is necessary, the interim Transition Charge Adjustment should be filed on the fifteenth day of the current month for implementation in the first billing cycle of the following month. In no event would such interim Transition Charge Adjustments occur more frequently than every three months if quarterly Transition Bond payments are required or every six months if Semi-Annual Transition Bond payments are required; provided, however, that interim Transition Charge Adjustments for any Transition Bonds remaining outstanding during the fourteenth and fifteenth year after the Transition Bonds are issued shall occur quarterly.

(d) On each Adjustment Date and Interim Adjustment Date, the Servicer shall

(i) take all reasonable actions and make all reasonable efforts in order to effectuate all adjustments approved by the PUCT to the Transition Charges and/or PBRAFs, and

(ii) promptly send to the Trustee copies of all material notices and documents relating to such adjustments.

(e) Reports.

(i) For each Calculation Date, the Servicer shall provide to the Issuer, the PUCT, the Trustee and the Rating Agencies a statement indicating:

(A) the Transition Bond Balance and the Projected Transition Bond Balance as of the immediately preceding Payment Date,

(B) the amount on deposit in the Capital Subaccount and the Required Capital Amount as of the immediately preceding Payment Date;

(C) the amount on deposit in the Excess Funds Subaccount as of the immediately preceding Payment Date;

(D) the Projected Transition Bond Balance and the Servicer’s projection of the Transition Bond Balance on the Payment Date immediately preceding the next succeeding Adjustment Date;

(E) the required Capital Subaccount balance and the Servicer’s projection of the amount on deposit in the Capital Subaccount for the Payment Date immediately preceding the next succeeding Adjustment Date; and

(F) the Servicer’s projection of the amount on deposit in the Excess Funds Subaccount for the Payment Date immediately preceding the next succeeding Adjustment Date.

(ii) Reports to Customers.

(A) After each revised Transition Charge has gone into effect pursuant to a Transition Charge Adjustment, the Servicer shall, to the extent and in the manner and time frame required by applicable PUCT Regulations, if any, cause to be prepared and delivered to Customers any required notices announcing such revised Transition Charges.

(B) The Servicer shall comply with the requirements of the Financing Order and Tariff with respect to the identification of Transition Charges on Bills. In addition, at least once each year, the Servicer shall (to the extent that it does not separately identify the Transition Charges as being owned by the Issuer in the Bills regularly sent to Customers or REPs) cause to be prepared and delivered to such Customers and REPs a notice stating, in effect, that the Transition Property and the Transition Charges are owned by the Issuer and not the Seller. Unless prohibited by applicable PUCT Regulations, the Servicer shall use reasonable efforts to cause each REP, at least once each year, to include similar notices in the bills sent by such REP to Customers indicating additionally that the Transition Charges are not owned by such REP (to the extent that such REP does not include such information in the Bills regularly sent to Customers). Such notice shall be included either as an insert to or in the text of the Bills delivered to such Customers or shall be delivered to Customers by electronic means or such other means as the Servicer or the REPs may from time to time use to communicate with its respective Customers.

(C) Except to the extent that applicable PUCT Regulations make the REPs responsible for such costs, or the REPs have otherwise agreed to pay such costs, the Servicer shall pay from its own funds all costs of preparation and delivery incurred in connection with clauses (A) and (B) above, including printing and postage costs.

(iii) REP Reports. The Servicer shall provide to the Rating Agencies, upon request, any publicly available reports filed by the Servicer with the PUCT (or otherwise made publicly available by the Servicer) relating to REPs and any other non-confidential and non-proprietary information relating to REPs reasonably requested by the Rating Agencies to the extent such information is reasonably available to the Servicer.

SECTION 4.02. LIMITATION OF LIABILITY

(a) The Issuer and the Servicer expressly agree and acknowledge that:

(i) In connection with any Transition Charge Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.

(ii) Neither the Servicer nor the Issuer nor the Trustee is responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings required by Section 4.01 in a timely and correct manner or any breach by the Servicer of its duties under this Agreement that adversely affects the Transition Property or the Transition Charge Adjustments), by the PUCT in any way related to the Transition Property or in connection with any Transition Charge Adjustment, the subject of any filings under Section 4.01, any proposed Transition Charge Adjustment, or the approval of any revised Transition Charges and the scheduled adjustments thereto.

(iii) Except to the extent that the Servicer is liable under Section 6.02, the Servicer shall have no liability whatsoever relating to the calculation of any revised Transition Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy usage volume and the weighted average days outstanding, write-offs and estimated expenses and fees of the Issuer, so long as the Servicer has acted in good faith and has not acted in a negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Transition Bondholders, not receiving any payment, amount or return anticipated or expected or in respect of any Transition Bond generally.

(b) Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of liability for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its other obligations under this Agreement.

ARTICLE V

THE TRANSITION PROPERTY

SECTION 5.01. CUSTODY OF TRANSITION PROPERTY RECORDS. To assure uniform quality in servicing the Transition Property and to reduce administrative costs, the Servicer shall keep on file, in accordance with its customary procedures, all Transition Property Documentation, it being understood that the Servicer is acting only as the servicing agent and custodian for the Issuer with respect to the Transition Property Documentation.

SECTION 5.02. DUTIES OF SERVICER AS CUSTODIAN.

(a) Safekeeping. The Servicer shall maintain accurate and complete accounts, records and computer systems pertaining to the Transition Property and the Transition Property Documentation in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between payments or recoveries on (or with respect to) Transition Charges and the TC Collections from time to time remitted to the Trustee pursuant to Section 6.12 and to enable the Issuer to comply with this Agreement and the Indenture. The Servicer shall conduct, or cause to be conducted, periodic audits of the Transition Property Documentation held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer and the Trustee, as pledgee of the Issuer, to verify the accuracy of the Servicer’s record keeping. The Servicer shall promptly report to the Issuer, to the PUCT, and to the Trustee any failure on the Servicer’s part to hold the Transition Property Documentation and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Trustee of the Transition Property Documentation. The Servicer’s duties to hold the Transition Property Documentation on behalf of the Issuer set forth in this Section 5.02, to the extent such Transition Property Documentation has not been previously transferred to a Successor Servicer, shall terminate one year and one day after the earlier of the date on which (i) the Servicer is succeeded by a Successor Servicer pursuant to the provisions of this Agreement or (ii) no Transition Bonds are Outstanding.

(b) Maintenance of and Access to Records. The Servicer shall maintain the Transition Property Documentation at 1111 Louisiana Street, Houston, Texas or at such other office as shall be specified to the Issuer, to the PUCT and to the Trustee by written notice not later than 30 days prior to any change in location. The Servicer shall permit the Issuer and the Trustee or their respective duly authorized representatives, attorneys, agents or auditors at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer’s records regarding the Transition Property, the Transition Charges and the Transition Property Documentation. The failure of the Servicer to provide access to such information as a result of an obligation or applicable law (including PUCT Regulations) prohibiting disclosure of information regarding customers shall not constitute a breach of this Section 5.02(b).

(c) Release of Documents. Upon written instruction from the Trustee in accordance with the Indenture, the Servicer shall release any Transition Property Documentation to the Trustee, the Trustee’s agent or the Trustee’s designee, as the case may be, and to the PUCT at such place or places as the Trustee may designate, as soon as practicable.

(d) Defending Transition Property Against Claims. The Servicer shall, subject to applicable law, institute any action or Proceeding necessary to compel performance by each REP and each party to the Intercreditor Agreement (and in the case of each REP at the earliest possible time) of any of their respective obligations or duties under the Texas Electric Choice Plan, the Financing Order or the Intercreditor Agreement with respect to the Transition Property, and the Servicer agrees, subject to applicable law, to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of, or supplement to, the Texas Electric Choice Plan or the Financing Order, the Issuance Advice Letter or the rights of Transition Bondholders by legislative enactment or constitutional amendment that would be materially adverse to the Issuer, the Trustee or the Transition Bondholders. The costs of any such action shall be payable from TC Collections as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the Indenture. The Servicer’s obligations pursuant to this Section 5.02 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to the Indenture may be delayed (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).

(e) Additional Litigation to Defend Transition Property. In addition to the above, the Servicer shall, at its own expense, institute any action or proceeding necessary to compel performance by the PUCT or the State of Texas of any of their respective obligations or duties under the Texas Electric Choice Plan or the Financing Order with respect to the Transition Property, and to compel performance by REPs with any of their respective obligations or duties under the Tariff or any agreement with the Servicer entered into pursuant to the Tariff. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of CenterPoint Houston’s electric distribution facilities, the Servicer shall assert that the court ordering such condemnation must treat such municipality as a successor to CenterPoint Houston under the Texas Electric Choice Plan and Financing Order.

SECTION 5.03. CUSTODIAN’S INDEMNIFICATION. The Servicer as custodian shall indemnify the Issuer, the Independent Managers and the Trustee (for itself and for the benefit of the Transition Bondholders) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever (collectively, “Losses”) that may be imposed on, incurred by or asserted against each such Person as the result of any negligent act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Transition Property Documentation; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misconduct, bad faith or negligence of the Issuer, the Independent Managers or the Trustee, as the case may be.

Indemnification under this Section 5.03 shall survive resignation or removal of the Trustee or any Independent Manager and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses).

SECTION 5.04. EFFECTIVE PERIOD AND TERMINATION. The Servicer’s appointment as custodian shall become effective as of the Issuance Date and shall continue in full force and effect until terminated pursuant to this Section 5.04. If the Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective. Additionally, if not sooner terminated as provided above, the Servicer’s obligations as custodian shall terminate one year and one day after the date on which no Transition Bonds are Outstanding.

ARTICLE VI

THE SERVICER

SECTION 6.01. REPRESENTATIONS AND WARRANTIES OF THE SERVICER. The Servicer makes the following representations and warranties as of the Sale Date, on which the Issuer has relied in acquiring the Transition Property. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of any of the Transition Property to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas, with the limited liability company power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and carry out the terms of this Agreement and the Intercreditor Agreement and has the power, authority and legal right to service the Transition Property and to hold the Transition Property Documentation as custodian.

(b) Due Qualification. The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Transition Property as required by this Agreement and the Intercreditor Agreement) requires such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or adversely affect the servicing of the Transition Property).

(c) Power and Authority. The Servicer has the limited liability company power and authority to execute and deliver this Agreement and the Intercreditor Agreement and to carry out the terms of each; and the execution, delivery and performance of this Agreement and the Intercreditor Agreement have been duly authorized by the Servicer by all necessary limited liability company action.

(d) Binding Obligation. This Agreement and the Intercreditor Agreement both constitute legal, valid and binding obligations of the Servicer enforceable against the Servicer in accordance with their terms subject to applicable bankruptcy, receivership, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a Proceeding in equity or at law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the Intercreditor Agreement (to the extent applicable to the Servicer’s responsibilities thereunder) and the fulfillment of the terms of each will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or limited liability company regulations of the Servicer, or any material agreement to which the Servicer is a party or by which it is bound or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such agreement (other than any Lien that may be granted under the Basic Documents or any Lien created pursuant to Section 39.309 of the Texas Electric Choice Plan); or violate any existing law or any existing order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or its properties.

(f) Approvals. No approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required under an applicable law, rule or regulation in connection with the execution and delivery by the Servicer of this Agreement or the Intercreditor Agreement, the performance by the Servicer of the transactions contemplated hereby or thereby or the fulfillment by the Servicer of the terms of each, except those that have been obtained or made or that are required by this Agreement to be made in the future by the Servicer, including the Issuance Advice Letter, filings with the PUCT for adjusting Transition Charges and PBRAFs pursuant to Section 4.01 and the Issuer Annex and filings with the Secretary of State of the State of Texas under the Texas Electric Choice Plan and Article 9 of the UCC.

(g) No Proceedings. Except as disclosed by the Servicer on Schedule A hereto, there are no Proceedings pending or, to the Servicer’s knowledge, threatened before any Governmental Authority having jurisdiction over the Servicer or its properties:

(i) asserting the invalidity of this Agreement or any of the other Basic Documents;

(ii) seeking any determination or ruling that might materially and adversely affect the Transition Property or the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, this Agreement;

(iii) relating to the Servicer and which might materially and adversely affect the federal income tax or State income, gross receipts or franchise tax attributes of the Transition Property or the Transition Bonds; or

(iv) seeking to prevent the issuance of the Transition Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents.

(h) Reports and Certificates. Each report and certificate delivered in connection with any filing made to the PUCT by the Servicer on behalf of the Issuer with respect to Transition Charges, Transition Charge Adjustments or PBRAF Adjustments will be true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance.

SECTION 6.02. INDEMNITIES OF THE SERVICER; RELEASE OF CLAIMS.

(a) THE SERVICER SHALL BE LIABLE IN ACCORDANCE HEREWITH ONLY TO THE EXTENT OF THE OBLIGATIONS SPECIFICALLY UNDERTAKEN BY THE SERVICER UNDER THIS AGREEMENT AND THE INTERCREDITOR AGREEMENT.

(b) THE SERVICER SHALL INDEMNIFY THE ISSUER AND THE TRUSTEE (FOR ITSELF AND ON BEHALF OF THE TRANSITION BONDHOLDERS) AND EACH OF THEIR RESPECTIVE TRUSTEES, MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL LOSSES THAT MAY BE IMPOSED UPON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON AS A RESULT OF:

(i) THE SERVICER’S WILLFUL MISCONDUCT, BAD FAITH OR NEGLIGENCE IN THE PERFORMANCE OF ITS DUTIES OR OBSERVANCE OF ITS COVENANTS UNDER THIS AGREEMENT OR THE SERVICER’S RECKLESS DISREGARD OF ITS OBLIGATIONS AND DUTIES UNDER THIS AGREEMENT OR THE INTERCREDITOR AGREEMENT;

(ii) THE SERVICER’S BREACH OF ANY OF ITS REPRESENTATIONS OR WARRANTIES IN THIS AGREEMENT OR THE INTERCREDITOR AGREEMENT; OR

(iii) LITIGATION AND RELATED EXPENSES RELATING TO ITS STATUS AND OBLIGATIONS AS SERVICER (OTHER THAN ANY PROCEEDINGS THE SERVICER IS REQUIRED TO INSTITUTE UNDER THIS AGREEMENT);

PROVIDED, HOWEVER, THAT THE SERVICER SHALL NOT BE LIABLE FOR ANY LOSSES RESULTING FROM THE BAD FAITH, WILLFUL MISCONDUCT OR NEGLIGENCE OF ANY PERSON INDEMNIFIED PURSUANT TO THIS SECTION 6.02 (EACH, AN “INDEMNIFIED PERSON”) OR RESULTING FROM A BREACH OF A REPRESENTATION OR WARRANTY MADE BY SUCH INDEMNIFIED PERSON TO THE SERVICER IN ANY BASIC DOCUMENT THAT GIVES RISE TO THE SERVICER’S BREACH.

(c) PROMPTLY AFTER RECEIPT BY AN INDEMNIFIED PERSON OF WRITTEN NOTICE OF ITS INVOLVEMENT IN ANY ACTION, PROCEEDING OR INVESTIGATION, SUCH INDEMNIFIED PERSON SHALL, IF A CLAIM FOR INDEMNIFICATION IN RESPECT THEREOF IS TO BE MADE AGAINST THE SERVICER UNDER THIS SECTION 6.02, NOTIFY THE SERVICER IN WRITING OF SUCH INVOLVEMENT. FAILURE BY AN INDEMNIFIED PERSON TO SO NOTIFY THE SERVICER SHALL RELIEVE THE SERVICER FROM THE OBLIGATION TO INDEMNIFY AND HOLD HARMLESS SUCH INDEMNIFIED PERSON UNDER THIS SECTION 6.02 ONLY TO THE EXTENT THAT THE SERVICER SUFFERS ACTUAL PREJUDICE AS DETERMINED BY A COURT OF COMPETENT JURISDICTION AS A RESULT OF SUCH FAILURE. WITH RESPECT TO ANY ACTION, PROCEEDING OR INVESTIGATION BROUGHT BY A THIRD PARTY FOR WHICH INDEMNIFICATION MAY BE SOUGHT BY AN INDEMNIFIED PERSON UNDER THIS SECTION 6.02, THE SERVICER SHALL BE ENTITLED TO ASSUME THE DEFENSE OF ANY SUCH ACTION, PROCEEDING OR INVESTIGATION UNLESS (X) SUCH ACTION, PROCEEDING OR INVESTIGATION EXPOSES THE INDEMNIFIED PERSON TO A RISK OF CRIMINAL LIABILITY OR FORFEITURE, (Y) THE SERVICER AND SUCH INDEMNIFIED PERSON HAVE A CONFLICT OF INTEREST IN THEIR RESPECTIVE DEFENSES OF SUCH ACTION, PROCEEDING OR INVESTIGATION OR (Z) THERE EXISTS AT THE TIME THE SERVICER WOULD ASSUME SUCH DEFENSE AN ONGOING SERVICER DEFAULT. UPON ASSUMPTION BY THE SERVICER OF THE DEFENSE OF ANY SUCH ACTION, PROCEEDING OR INVESTIGATION, THE INDEMNIFIED PERSON SHALL HAVE THE RIGHT TO PARTICIPATE IN SUCH ACTION OR PROCEEDING AND TO

RETAIN ITS OWN COUNSEL (INCLUDING LOCAL COUNSEL), AND THE SERVICER SHALL BEAR THE REASONABLE FEES, COSTS AND EXPENSES OF SUCH SEPARATE COUNSEL. THE INDEMNIFIED PERSON SHALL NOT SETTLE OR COMPROMISE OR CONSENT TO THE ENTRY OF ANY JUDGMENT WITH RESPECT TO ANY PENDING OR THREATENED CLAIM, ACTION, SUIT OR PROCEEDING IN RESPECT OF WHICH INDEMNIFICATION MAY BE SOUGHT UNDER THIS SECTION 6.02 (WHETHER OR NOT THE SERVICER IS AN ACTUAL OR POTENTIAL PARTY TO SUCH CLAIM OR ACTION) UNLESS THE SERVICER AGREES IN WRITING TO SUCH SETTLEMENT, COMPROMISE OR CONSENT AND SUCH SETTLEMENT, COMPROMISE OR CONSENT INCLUDES AN UNCONDITIONAL RELEASE OF THE SERVICER FROM ALL LIABILITY ARISING OUT OF SUCH CLAIM, ACTION, SUIT OR PROCEEDING.

(d) THE SERVICER SHALL INDEMNIFY THE TRUSTEE AND ITS RESPECTIVE TRUSTEES, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL LOSSES THAT MAY BE IMPOSED UPON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON AS A RESULT OF THE ACCEPTANCE OR PERFORMANCE OF THE TRUSTS AND DUTIES CONTAINED HEREIN AND IN THE INDENTURE, EXCEPT TO THE EXTENT THAT ANY SUCH LOSS (I) SHALL BE DUE TO THE WILLFUL MISCONDUCT, BAD FAITH OR NEGLIGENCE OF THE TRUSTEE OR (II) SHALL ARISE FROM THE TRUSTEE’S BREACH OF ANY OF ITS REPRESENTATIONS OR WARRANTIES SET FORTH IN THE INDENTURE; PROVIDED, HOWEVER, THAT THE FOREGOING INDEMNITY IS EXTENDED TO THE TRUSTEE SOLELY IN ITS INDIVIDUAL CAPACITY AND NOT FOR THE BENEFIT OF THE TRANSITION BONDHOLDERS OR ANY OTHER PERSON. SUCH AMOUNTS WITH RESPECT TO THE TRUSTEE SHALL BE DEPOSITED AND DISTRIBUTED IN ACCORDANCE WITH THE INDENTURE.

(e) THE SERVICER’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 6.02(b) AND (d) FOR EVENTS OCCURRING PRIOR TO THE REMOVAL OR RESIGNATION OF THE TRUSTEE OR THE TERMINATION OF THIS AGREEMENT SHALL SURVIVE THE RESIGNATION OR REMOVAL OF THE TRUSTEE OR THE TERMINATION OF THIS AGREEMENT AND SHALL INCLUDE REASONABLE COSTS, FEES AND EXPENSES OF INVESTIGATION AND LITIGATION (INCLUDING THE ISSUER’S AND THE TRUSTEE’S REASONABLE ATTORNEYS’ FEES AND EXPENSES).

(f) EXCEPT TO THE EXTENT EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, THE SALE AGREEMENT OR THE FORMATION DOCUMENTS (INCLUDING THE SERVICER’S CLAIMS WITH RESPECT TO THE SERVICING FEES AND THE SELLER’S CLAIM FOR PAYMENT OF THE PURCHASE PRICE OF TRANSITION PROPERTY), THE SERVICER HEREBY RELEASES AND DISCHARGES THE ISSUER (INCLUDING ITS MEMBERS, MANAGERS, EMPLOYEES AND AGENTS, IF ANY), AND THE TRUSTEE (INCLUDING ITS RESPECTIVE OFFICERS, DIRECTORS AND AGENTS) (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL ACTIONS, CLAIMS AND DEMANDS

WHATSOEVER, WHICH THE SERVICER, IN ITS CAPACITY AS SERVICER, SHALL OR MAY HAVE AGAINST ANY SUCH PERSON RELATING TO THE TRANSITION PROPERTY OR THE SERVICER’S ACTIVITIES WITH RESPECT THERETO OTHER THAN ANY ACTIONS, CLAIMS AND DEMANDS ARISING OUT OF THE WILLFUL MISCONDUCT, BAD FAITH OR NEGLIGENCE OF THE RELEASED PARTIES.

(g) THE SERVICER AND THE ISSUER HEREBY ACKNOWLEDGE THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE TRUSTEE IS A THIRD-PARTY BENEFICIARY OF THIS SECTION 6.02 AND IS ENTITLED TO THE BENEFITS OF THE INDEMNITY FROM THE SERVICER CONTAINED HEREIN AND TO BRING ANY ACTION TO ENFORCE SUCH INDEMNIFICATION DIRECTLY AGAINST THE SERVICER.

(h) THE SERVICER SHALL INDEMNIFY THE PUCT (FOR THE BENEFIT OF CUSTOMERS), THE ISSUER, THE TRUSTEE (FOR ITSELF AND ON BEHALF OF THE TRANSITION BONDHOLDERS), AND EACH OF THEIR RESPECTIVE TRUSTEES, MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL LOSSES THAT MAY BE IMPOSED UPON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON AS A RESULT OF ANY INCREASE IN THE SERVICING FEE THAT BECOMES PAYABLE PURSUANT TO SECTION 6.07(b) OF THIS AGREEMENT AS A RESULT OF A DEFAULT RESULTING FROM THE SERVICER’S WILLFUL MISCONDUCT, BAD FAITH OR NEGLIGENCE IN PERFORMANCE OF ITS DUTIES OR OBSERVANCE OF ITS COVENANTS UNDER THIS AGREEMENT. THE INDEMNIFICATION OBLIGATION SET FORTH IN THIS PARAGRAPH MAY BE ENFORCED BY THE PUCT BUT IS NOT ENFORCEABLE BY ANY REP OR ANY CUSTOMER. ANY INDEMNITY PAYMENTS MADE TO THE PUCT UNDER THIS PARAGRAPH FOR THE BENEFIT OF CUSTOMERS SHALL BE REMITTED TO THE TRUSTEE PROMPTLY FOR DEPOSIT INTO THE COLLECTION ACCOUNT.

SECTION 6.03. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SERVICER. Any Person:

(a) into which the Servicer may be merged, converted or consolidated and which succeeds to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the Servicer’s transmission and distribution business is split, which provides distribution service directly to a majority of the retail electric customers in the Seller’s certificated service area as it existed on May 1, 1999),

(b) which results from the division of the Servicer into two or more Persons and which succeeds to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the Servicer’s transmission and distribution business is split, which provides distribution service directly to a majority of the retail electric customers in the Seller’s certificated service area as it existed on May 1, 1999),

(c) which may result from any merger, conversion or consolidation to which the Servicer shall be a party and which succeeds to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the Servicer’s transmission and distribution business is split, which provides distribution service directly to a majority of the retail electric customers in the Seller’s certificated service area as it existed on May 1, 1999),

(d) which may purchase or otherwise succeed to the properties and assets of the Servicer substantially as a whole and which purchases or otherwise succeeds to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the Servicer’s transmission and distribution business is split, which provides distribution service directly to a majority of the retail electric customers in the Seller’s certificated service area as it existed on May 1, 1999), or

(e) which may otherwise purchase or succeed to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the Servicer’s transmission and distribution business is split, which provides distribution service directly to a majority of the retail electric customers in the Seller’s certificated service area as it existed on May 1, 1999), which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that:

(i) immediately after giving effect to such transaction, the representations and warranties made pursuant to Section 6.01 shall be true and correct and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing;

(ii) the Servicer shall have delivered to the Issuer, the PUCT and the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conversion, division or succession and such agreement of assumption comply with this Section 6.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with;

(iii) the Servicer shall have delivered to the Issuer, the PUCT, the Trustee and the Rating Agencies an Opinion of Counsel either

(A) stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the PUCT pursuant to the Texas Electric Choice Plan and the UCC, that are necessary fully to preserve and protect the interests of each of the Issuer and the Trustee in the Transition Property have been executed and filed and are in full force and effect, and reciting the details of such filings or

(B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interests;

(iv) the Rating Agencies shall have received prior written notice of such transaction and, if such Person is not an Affiliate of CenterPoint Houston, the Rating Agency Condition shall be satisfied; and

(v) the Servicer shall have delivered to the Issuer, the PUCT, the Trustee and the Rating Agencies an opinion of Independent tax counsel (as selected by, and in form and substance satisfactory to, the Servicer, and which may be based on a ruling from the Internal Revenue Service) to the effect that, for federal income tax purposes, such transaction will not result in a material adverse federal income tax consequence to the Issuer or the Transition Bondholders.

The Servicer shall not consummate any transaction referred to in clauses (a), (b), (c), (d) or (e) above except upon execution of the above-described agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above. When any Person acquires the properties and assets of the Servicer substantially as a whole or otherwise becomes the successor to the Servicer in accordance with the terms of this Section 6.03, then upon the satisfaction of all of the other conditions of this Section 6.03, the Servicer shall automatically and without further notice be released from its obligations hereunder.

SECTION 6.04. ASSIGNMENT OF THE SERVICER’S OBLIGATIONS. Upon written notice to the Trustee, the PUCT and the Rating Agencies, the Servicer may assign a portion of its obligations hereunder to an assignee (A) in accordance with the Intercreditor Agreement with respect to the obligations to maintain and process any account into which initial collections may be deposited and process payments in respect of Transition Charges or (B) subject to the satisfaction of Section 6.03.

SECTION 6.05. LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS. The Servicer shall not be liable to the Issuer, its managers, the Transition Bondholders, the Trustee or any other person, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement or the Intercreditor Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the Trustee or on any document of any kind, reasonably believed to be genuine and to have been signed by the proper party respecting any matters arising under this Agreement.

Except as provided in this Agreement (including but not limited to Section 5.02(d) of this Agreement), the Servicer shall not be under any obligation to appear in, prosecute or defend any Proceeding that is not directly related to one of the Servicer’s enumerated duties in this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the Servicer may, in respect of any Proceeding, undertake any reasonable action that is not specifically identified in this Agreement as a duty of the Servicer but that the Servicer may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Transition Bondholders under this Agreement. The Servicer’s costs and expenses incurred in connection with any such Proceeding shall be payable from TC Collections as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the Indenture. The Servicer’s obligations pursuant to this Section 6.05 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to the Indenture may be delayed (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).

SECTION 6.06. CENTERPOINT HOUSTON NOT TO RESIGN AS SERVICER. Subject to the provisions of Sections 6.03 and 6.04, CenterPoint Houston shall not resign from the obligations and duties imposed on it as Servicer under this Agreement unless the Servicer delivers to the Issuer, the Trustee, the PUCT and each Rating Agency written notice of such resignation at the earliest practicable time and, concurrently therewith or promptly thereafter, an opinion of Independent legal counsel that the Servicer’s performance of its duties under this Agreement shall no longer be permissible under applicable law. No such resignation shall become effective until a Successor Servicer shall have assumed the servicing obligations and duties hereunder of the Servicer in accordance with Section 7.04.

SECTION 6.07. SERVICING FEE. (a) The Issuer agrees to pay the Servicer on each Payment Date, solely to the extent amounts are available therefor in accordance with the Indenture, the Servicing Fee with respect to the Transition Bonds. For so long as:

(i) CenterPoint Houston or one of its Affiliates is the Servicer,

(ii) a successor to CenterPoint Houston or one of its Affiliates is the Servicer due to the operation of the provisions of Section 6.03, or

(iii) any Person is the Successor Servicer hereunder pursuant to the provisions of Section 6.03 if the predecessor Servicer was CenterPoint Houston or one of its Affiliates,

the amount of the Servicing Fee paid to the Servicer annually shall equal 0.05% of the Transition Bond Balance on the Issuance Date and shall be prorated based on the fraction of a calendar year during which the Servicer provides any of the services set forth in this Agreement.

(b) In the event that a Successor Servicer not an Affiliate of CenterPoint Houston is appointed in accordance with Section 7.04, the amount of Servicing Fee paid to the Servicer annually shall be agreed upon by the Successor Servicer and the Trustee but shall in no event exceed 0.60% of the Transition Bond Balance on the Issuance Date without the consent of the PUCT and shall be prorated based on the fraction of a calendar year during which the Successor Servicer provides any of the services set forth in this Agreement. The foregoing fees set forth in Section 6.07(a) and this Section 6.07(b) constitute a fair and reasonable price for the obligations to be performed by the Servicer. The Servicer and any Successor Servicer agrees to pay from amounts received as the Servicing Fee all fees due and owing pursuant to the Intercreditor Agreement, and neither the Servicer nor any Successor Servicer shall seek or be entitled to any other or additional reimbursement therefor. The Trustee shall not be responsible or liable for the Servicing Fee or any fees arising from the Intercreditor Agreement or for any increase or differential in such fees.

SECTION 6.08. SERVICER EXPENSES. Except as otherwise expressly provided in Sections 5.02(d) and 6.05, the Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and under the Intercreditor Agreement, including fees and disbursements of independent accountants and counsel, taxes imposed on the Servicer and expenses incurred in connection with reports to Transition Bondholders.

SECTION 6.09. COMPLIANCE WITH APPLICABLE LAW. The Servicer covenants and agrees, in servicing the Transition Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to such Transition Property the noncompliance with which would have a material adverse effect on the value of the Transition Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any Requirement of Law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.

SECTION 6.10. APPOINTMENTS. The Servicer, with written notice to the Trustee and the PUCT, may at any time appoint a subservicer or agent to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; provided further that the Servicer shall remain obligated and be liable to the Issuer for the servicing and administering of the Transition Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer or agent and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Transition Property. The fees and expenses of the subservicer or agent shall be as agreed between the Servicer and its subservicer or agent from time to time, and none of the Issuer, the Trustee or the Transition Bondholders shall have any responsibility therefor. Any such appointment shall not constitute a Servicer resignation under Section 6.06. The Designated Account Holder shall constitute a subservicer for purposes of this Section 6.10.

SECTION 6.11. NO SERVICER ADVANCES. The Servicer shall not make any advances of interest on or principal of the Transition Bonds.

SECTION 6.12. REMITTANCES.

(a) The Servicer shall collect and remit to the Trustee on a daily basis, for deposit in the Collection Account in accordance with Section 6.12(c) below, the Transition Charges plus any Accrued Interest thereon from the date or dates such Transition Charges were actually received (the “Daily Remittance”). The Daily Remittance shall be made as soon as reasonably practicable but in no event later than the second Business Day after the Servicer receives those TC Collections

(b) The Servicer agrees and acknowledges that it will hold all TC Collections and other Transition Property collected by it for the benefit of the Issuer and the Trustee and that all amounts will be remitted by the Servicer in accordance with this Agreement without any surcharge, fee, offset, charge or other deduction other than as expressly permitted in the Financing Order and without making any claim to reduce its obligation to remit all TC Collections and any other proceeds of the Transition Property collected by it.

(c) On or before each remittance by the Servicer to the Trustee, the Servicer shall prepare and furnish to the Issuer, the PUCT and the Trustee a statement setting forth the aggregate amount remitted or to be remitted by the Servicer to the Trustee for deposit on such date pursuant to the Indenture.

(d) On or before each Payment Date, the Servicer shall prepare and furnish to the Issuer and the Trustee a statement setting forth the transfers and payments to be made on that Payment Date and the amounts thereof.

(e) On or before each Payment Date for the Transition Bonds, the Servicer shall prepare and furnish to the Issuer, the PUCT and the Trustee a statement setting forth the amounts to be paid to the Holders of Transition Bonds.

SECTION 6.13. SERVICER’S CERTIFICATE. Not later than two (2) Business Days prior to each Payment Date, the Servicer shall deliver a written report, for the Transition Bonds, substantially in the form of Exhibit A hereto (the “Semi-Annual Servicer’s Certificate”) to the Issuer, the PUCT, the Trustee and the Rating Agencies setting forth the transfers and payments to be made in respect of such Payment Date pursuant to the Indenture and the amounts thereof and the amounts to be paid to Holders of Transition Bonds pursuant to the Indenture.

SECTION 6.14. PROTECTION OF TITLE. The Servicer shall execute and file all filings, including filings with the Secretary of State of the State of Texas pursuant to the Texas Electric Choice Plan and Article 9 of the UCC, and cause to be executed and filed all filings, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of the Issuer and the Trustee in the Transition Property, including all filings required under the Texas Electric Choice Plan and Article 9 of the UCC relating to the transfer of the ownership or security interest in the Transition Property by the Seller to the Issuer or any security interest granted by the Issuer in the Transition Property. The Servicer shall deliver (or cause to be delivered) to the Issuer, the PUCT and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

SECTION 6.15. MAINTENANCE OF OPERATIONS. To the extent that any interest in the Transition Property is assigned, sold, or transferred to an assignee, CenterPoint Houston shall enter into a contract with that assignee that requires CenterPoint Houston to continue to operate its transmission and distribution system in order to provide electric services to CenterPoint Houston’s customers; provided, however, that this provision shall not prohibit CenterPoint Houston from selling, assigning, or otherwise divesting its transmission and distribution systems or any part thereof so long as the entity or entities acquiring such system agree to continue operating the facilities to provide electric service to CenterPoint Houston’s customers.

ARTICLE VII

SERVICER DEFAULT

SECTION 7.01. SERVICER DEFAULT. If any one of the following events (a “Servicer Default”) occurs and is continuing:

(a) any failure by the Servicer to remit to the Trustee, on behalf of the Issuer, any required remittance by the date that such remittance must be made that continues unremedied for a period of five Business Days;

(b) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement (other than as provided in Section 7.01(a) or (c)) or any other Basic Document to which it is a party in such capacity, which failure

(i) materially and adversely affects the Transition Property or the timely collection of the Transition Charges or the rights of the Trustee or the Transition Bondholders, and

(ii) continues unremedied for a period of 60 days after the earlier to occur of (A) the Trustee, the PUCT or the Issuer delivers written notice of such failure to the Servicer or (B) an officer of the Servicer discovers such failure;

(c) any failure by the Servicer duly to perform its obligations under Section 4.01 of this Agreement in the time and manner set forth therein, which failure continues unremedied for a period of five business days;

(d) any representation or warranty made by the Servicer in this Agreement or any Basic Document proves to have been incorrect when made, which has a material adverse effect on the Transition Property or the Issuer’s ownership interest therein, the security interest of the Trustee in the Transition Property, the Issuer, the Transition Bondholders or the investment of the Transition Bondholders in the Transition Bonds, and which material adverse effect continues unremedied for a period of 60 days after the date on which written notice thereof shall have been given to the Servicer (with a copy to the Trustee) by the Issuer, the PUCT or the Trustee or after discovery of such failure by an officer of the Servicer, as the case may be; or

(e) an Insolvency Event occurs with respect to the Servicer;

then, so long as the Servicer Default shall not have been remedied, and in no other circumstances, the Trustee may, or shall upon the written instruction of the Majority Holders, terminate all the rights and obligations (other than the indemnification obligations set forth in Section 6.02 hereof and the obligation under Section 7.04 to continue performing its functions as Servicer until a Successor Servicer is appointed) of the Servicer under this Agreement by notice then given in writing to the Servicer (a “Termination Notice”) and the Trustee shall comply with the provisions of the Intercreditor Agreement. The Servicer shall notify each Rating Agency promptly upon the Servicer’s receipt of a Termination Notice.

In addition, upon a Servicer Default, the Issuer and the Trustee shall be entitled to (x) apply to a state district court located in Travis County, Texas, for sequestration and payment to the Trustee of revenues arising with respect to the Transition Property, (y) foreclose on or otherwise enforce the Lien on and security interests in the Transition Property and (z) apply to the PUCT for an order that amounts arising from the Transition Charges be transferred to a separate account for the benefit of the Transition Bondholders, in accordance with the Texas Electric Choice Plan.

On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Transition Property, the related Transition Charges or otherwise, shall, upon appointment of a Successor Servicer pursuant to Section 7.04 and pursuant to the provisions of the Intercreditor Agreement, without further action, pass to and be vested in such Successor Servicer and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Transition Property Documentation and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer, the Trustee and the Issuer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement and the Intercreditor Agreement, including the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Transition Property or the related Transition Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Transition Property Documentation to the Successor Servicer. All reasonable costs and expenses (including attorneys’ fees and expenses) incurred in connection with transferring the Transition Property Documentation to the Successor Servicer and amending this Agreement or the Intercreditor Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of documentation of such costs and expenses. All costs and expenses (including attorneys’ fees and expenses) incurred in connection with transferring the Transition Property Documentation to the Successor Servicer and amending this Agreement or the Intercreditor Agreement to reflect the succession as Servicer other than pursuant to this Section shall be paid by the party incurring such costs and expenses. Termination of CenterPoint Houston’s rights as a Servicer shall not terminate CenterPoint Houston’s rights or obligations in its individual capacity under the Sale Agreement or the Intercreditor Agreement (except rights thereunder deriving from its rights as the Servicer hereunder).

SECTION 7.02. NOTICE OF SERVICER DEFAULT. The Servicer shall deliver to the Issuer, to the Trustee, to the PUCT, and to each Rating Agency promptly after having obtained actual knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officers’ Certificate of any event or circumstance which, with the giving of notice or the passage of time, would become a Servicer Default under Section 7.01.

SECTION 7.03. WAIVER OF PAST DEFAULTS. The Trustee, with the written consent of the Majority Holders, may waive in writing in whole or in part any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required remittances to the Trustee of TC Collections from Transition Property in accordance with Section 6.12 of this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

SECTION 7.04. APPOINTMENT OF SUCCESSOR.

(a) Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation in accordance with the terms of this Agreement, the Servicer shall continue to perform its functions as Servicer under this Agreement and shall be entitled to receive the requisite portion of the Servicing Fee, until a Successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer’s removal or resignation hereunder, the Trustee may, and at the written direction and with the consent of the Majority Holders, shall, appoint a Successor Servicer, and the Successor Servicer shall accept its appointment by a written assumption in form acceptable to the Issuer and the Trustee. In no event shall the Trustee be liable for its appointment of a Successor Servicer appointed with due care. If, within 30 days after the delivery of the Termination Notice, a new Servicer shall not have been appointed and accepted such appointment, the Trustee may petition the PUCT or a court of competent jurisdiction to appoint a Successor Servicer under this Agreement. A Person shall qualify as a Successor Servicer only if:

(i) such Person is permitted under PUCT Regulations to perform the duties of the Servicer pursuant to the Texas Electric Choice Plan, the Financing Order and this Agreement,

(ii) either (A) the PUCT has approved the appointment of the Successor Servicer or (B) 45 days have lapsed since the PUCT received notice of appointment of the Successor Servicer and the PUCT has neither approved nor disapproved that appointment,

(iii) the Rating Agency Condition shall have been satisfied, and

(iv) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement and into the Intercreditor Agreement (as Additional TC Servicer).

(b) Upon appointment, the Successor Servicer shall be the successor in all respects to the predecessor Servicer under this Agreement and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

(c) The Successor Servicer may not resign unless it is prohibited from serving as such by law.

SECTION 7.05. COOPERATION WITH SUCCESSOR. The predecessor Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the Successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the Successor Servicer in performing its obligations hereunder.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.01. AMENDMENT. (a) This Agreement may be amended by the Servicer and the Issuer, with the prior written consent of the Trustee, the consent of the PUCT pursuant to Section 8.12 if the contemplated amendment increases ongoing qualified costs as defined in the Financing Order and the satisfaction of the Rating Agency Condition. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

Prior to the execution of any amendment to this Agreement, the Issuer and the Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 3.01(c). The Issuer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties or immunities under this Agreement or otherwise.

(b) Notwithstanding Section 8.01(a) or anything to the contrary in this Agreement, the Servicer and the Issuer may amend the Issuer Annex in writing with prior written notice given to the Trustee and the Rating Agencies, but without the consent of the Trustee, any Rating Agency or any Holder, solely to address changes to the Servicer’s method of calculating TC Collections as a result of changes to the Servicer’s current computerized customer information system; provided that any such amendment shall not have a material adverse effect on the Holders of then Outstanding Transition Bonds.

SECTION 8.02. NOTICES. All demands, notices and communications upon or to the Servicer, the Issuer, the PUCT, the Trustee or the Rating Agencies under this Agreement shall be in writing, delivered personally, via facsimile, by reputable overnight courier or by first class mail, and shall be deemed to have been duly given upon receipt

(a) in the case of the Servicer, to CenterPoint Energy Houston Electric, LLC, 1111 Louisiana Street, Houston, Texas 77002, Attention: Treasurer;

(b) in the case of the Issuer, to CenterPoint Energy Transition Bond Company III, LLC, 1111 Louisiana Street, Suite 4689A, Houston, Texas 77002, Attention: Manager;

(c) in the case of the Trustee, at its Corporate Trust Office;

(d) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 7 World Trade Center at 250 Greenwich Street, New York, New York 10007;

(e) in the case of Standard & Poor’s, to Standard & Poor’s, a division of The McGraw-Hill Companies, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department; and

(f) in the case of Fitch, to Fitch Ratings, 1 State Street Plaza, New York, New York 10004, Attention: ABS Surveillance;

(g) in the case of the PUCT, to 1701 N. Congress Avenue, Austin, Texas 78711-3326, Attention: Executive Director and General Counsel;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 8.03. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.03 and 6.04 and as provided in the provisions of this Agreement concerning the resignation or termination of the Servicer, this Agreement may not be assigned by the Servicer. Any purported assignment not in compliance with this Agreement shall be void.

SECTION 8.04. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Servicer, the Issuer and, to the extent provided herein or in the other Basic Documents, Customers and the other Persons expressly referred to herein and the Trustee, on behalf of itself and the Transition Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Financing Order and this Agreement may be asserted or exercised only by the PUCT (or by the Attorney General of the State of Texas in the name of the PUCT) for the benefit of such Customer.

SECTION 8.05. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.06. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 8.07. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 8.08. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8.09. ASSIGNMENT TO THE TRUSTEE. The Servicer hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of any Transition Bondholders of all right, title and interest of the Issuer in, to and under the Transition Property owned by the Issuer and the proceeds thereof and the assignment of any or all of the Issuer’s rights hereunder and under the Intercreditor Agreement to the Trustee. Notwithstanding such assignment, in no event shall the Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer, hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

SECTION 8.10. NONPETITION COVENANTS. Notwithstanding any prior termination of this Agreement or the Indenture, but subject to a court’s rights to order the sequestration and payment of revenues arising with respect to the Transition Property pursuant to Section 39.309(f) of the Texas Electric Choice Plan, the Servicer shall not, prior to the date which is one year and one day after the termination of the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 8.11. TERMINATION. This Agreement shall terminate when all Transition Bonds have been retired or redeemed in full.

SECTION 8.12. PUCT CONSENT. Except as specifically set forth in Section 7.04, to the extent the consent of the PUCT is required to effect any amendment to or modification of this Agreement or any provision of this Agreement,

(a) the Servicer may request the consent of the PUCT by delivering to the PUCT’s executive director and general counsel a written request for such consent, which request shall contain:

(i) a reference to Docket No. 34448 and a statement as to the possible effect of the amendment on ongoing qualified costs;

(ii) an Officer’s Certificate stating that the proposed amendment or modification has been approved by all parties to this Agreement; and

(iii) a statement identifying the person to whom the PUCT or its staff is to address its consent to the proposed amendment or modification or request additional time;

(b) The PUCT shall, within 30 days of receiving the request for consent complying with Section 8.12(a) above, either

(i) provide notice of its consent or lack of consent to the person specified in Section 8.12(a)(iii) above, or

(ii) be conclusively deemed, on the 31st day after receiving the request for consent, to have consented to the proposed amendment or modification,

unless, within 30 days of receiving the request for consent complying with Section 8.12(a) above, the PUCT or its staff delivers to the office of the person specified in Section 8.12(a)(iii) above a written statement requesting an additional amount of time not to exceed thirty days in which to consider whether to consent to the proposed amendment or modification. If the PUCT or its staff requests an extension of time in the manner set forth in the preceding sentence, then the PUCT shall either provide notice of its consent or lack of consent to the person specified in Section 8.12(a)(iii) above no later than the last day of such extension of time or be conclusively deemed to have consented to the proposed amendment or modification on the last day of such extension of time.

Any amendment or modification requiring the consent of the PUCT as provided in this Section 8.12 shall become effective on the later of (i) the date proposed by the parties to such amendment or modification and (ii) the first day after the expiration of the 30-day period provided for in this Section 8.12(b)(ii), or, if such period has been extended pursuant thereto, the first day after the expiration of such period as so extended.

SECTION 8.13. EFFECT OF SUBSEQUENT PUCT REGULATIONS. Notwithstanding anything to the contrary contained in this Agreement (including the Issuer Annex hereto), to the extent the PUCT promulgates any PUCT Regulation permitted by the Financing Order or the Texas Electric Choice Plan whose effect is to modify or supplement any provision of this Agreement relating to REP standards, this Agreement shall be deemed to have been so modified or supplemented on the effective date of such regulation, and all other provisions contained herein shall be deemed modified accordingly without the necessity of any further action by any party hereto. The Servicer will notify the Issuer, the Rating Agencies and the Trustee of any such PUCT Regulation and the corresponding modification of or supplement to this Agreement promptly upon obtaining knowledge thereof.

SECTION 8.14. LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Trustee, not individually or personally but solely as Trustee in the exercise of the powers and authority conferred and vested in it, and that the Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

CENTERPOINT ENERGY TRANSITION BOND COMPANY III, LLC

By:	/s/ Marc Kilbride
Name:	Marc Kilbride
Title:	Manager

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, as Servicer

By:	/s/ Marc Kilbride
Name:	Marc Kilbride
Title:	Vice President and Treasurer

Acknowledged and Accepted:

Deutsche Bank Trust Company Americas,

not in its individual capacity but solely as

Trustee on behalf of the Holders

of the Transition Bonds

By:	/s/ Irene Siegel
Name:	Irene Siegel
Title:	Vice President

By:	/s/ Aranka R. Paul
Name:	Aranka R. Paul
Title:	Assistant Vice President

SCHEDULE A

TO

TRANSITION PROPERTY SERVICING AGREEMENT

Proceedings pending or, to the Servicer’s best knowledge, threatened before any court, federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties seeking any determination or ruling that might materially and adversely affect the Transition Property or the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, this Agreement:

[None]

EXHIBIT A

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

CenterPoint Energy Transition Bond Company III, LLC

$488,472,000 2008 Senior Secured Transition Bonds

Semiannual Servicer’s Certificate

CenterPoint Energy Transition Bond Company III, LLC

$488,472,000 2008 Senior Secured Transition Bonds

Pursuant to Section 6.13 of the Transition Property Servicing Agreement (the “Agreement”), dated as of February 12, 2008, between CenterPoint Energy Houston Electric, LLC, as Servicer, and CenterPoint Energy Transition Bond Company III, LLC,
as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in this Semiannual Servicer’s Certificate have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Agreement.

Collection Periods: [                            ] through [                            ]

Payment Date: [                            ]

Today’s Date: [                            ]

1. Collections Allocable and Aggregate Amounts Available for Current Payment Date:
i.	Remittances for the [ ] through [ ] Collection Period	0.00
ii.	Remittances for the [ ] through [ ] Collection Period	0.00
iii.	Remittances for the [ ] through [ ] Collection Period	0.00
iv.	Remittances for the [ ] through [ ] Collection Period	0.00
v.	Remittances for the [ ] through [ ] Collection Period	0.00
vi.	Remittances for the [ ] through [ ] Collection Period	0.00
vii.	Net Earnings on General Subaccount	0.00

viii.	General Subaccount Balance (sum of i through vii above)	0.00

ix.	Excess Funds Subaccount Balance as of Current Payment Date	0.00
x.	Capital Subaccount Balance as of Current Payment Date	0.00

xi.	Collection Account Balance (sum of viii through x above)	0.00

2. Outstanding Amounts as of Prior Payment Date:
i.	Tranche A-1 Principal Balance	0.00
ii.	Tranche A-2 Principal Balance	0.00
iii.	Tranche A-3 Principal Balance	0.00
iv.	Tranche A-4 Principal Balance	0.00

v.	Aggregate Principal Balance of all Series A Transition Bonds	0.00

3. Required Funding/Payments as of Current Payment Date:
	Principal	Projected Principal Balance	Semiannual Principal Due
i.	Tranche A-1	0.00	0.00

Exhibit A

1

ii.	Tranche A-2	0.00	0.00
iii.	Tranche A-3	0.00	0.00
iv.	Tranche A-4	0.00	0.00

v.	For all Series A Transition Bonds	0.00	0.00

		Transition Bond Interest Rate	Days in Interest Period (1)	Interest Due
vii.	Required Tranche A-1 Interest	%	0	0.00
viii.	Required Tranche A-2 Interest	%	0	0.00
ix.	Required Tranche A-3 Interest	%	0	0.00
x.	Required Tranche A-4 Interest	%	0	0.00
(1) On 30/360 Day basis.

		Required Level (Including Replenishment of Amounts Previously Withdrawn for 4.i.-4.vii.)	Funding Required
xi.	Capital Subaccount		0.00

4. Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of Indenture:
i.	Trustee Fees and Expenses	0.00
ii.	Servicing Fee	0.00
iii.	Administration Fee and Independent Manager Fee	0.00
iv.	Operating Expenses	0.00
v.	Semiannual Interest (including any past-due Semiannual Interest for prior periods)

		Aggregate	Per $1,000 of Original Principal Amount
	1. Tranche A-1 Interest Payment	0.00	0.00
	2. Tranche A-2 Interest Payment	0.00	0.00
	3. Tranche A-3 Interest Payment	0.00	0.00
	4. Tranche A-4 Interest Payment	0.00	0.00

vi.	Principal Due and Payable as a result of (A) Event of Default or (B) on Final Maturity Date

		Aggregate	Per $1,000 of Original Principal Amount
	1. Tranche A-1 Principal Payment	0.00	0.00
	2. Tranche A-2 Principal Payment	0.00	0.00

Exhibit A

2

	3. Tranche A-3 Principal Payment	0.00	0.00
	4. Tranche A-4 Principal Payment	0.00	0.00

	(C) Principal Scheduled to be Paid on Current Payment Date

		Aggregate	Per $1,000 of Original Principal Amount
	1. Tranche A-1 Principal Payment	0.00	0.00
	2. Tranche A-2 Principal Payment	0.00	0.00
	3. Tranche A-3 Principal Payment	0.00	0.00
	4. Tranche A-4 Principal Payment	0.00	0.00

vii.	Operating Expenses not Paid under Clause (iv) above	0.00
viii.	Replenishment of Any Amounts Drawn from Capital Subaccount	0.00
ix.	Net Earnings in Capital Subaccount Released to Issuer	0.00
x.	Deposit to Excess Funds Subaccount	0.00
xi.	Released to Issuer upon Series Retirement: Collection Account	0.00

xii.	Aggregate Remittances as of Current Payment Date	0.00

5. Subaccount Release or Withdrawals as of Current Payment Date Pursuant to Section 8.02(d) of Indenture:
i.	Capital Subaccount Release (available for 4.ix.)	0.00
ii.	Excess Funds Subaccount Withdrawal (available for 4.i. through 4.viii.)	0.00
iii.	Capital Subaccount Withdrawal (available for 4.i. through 4.vii.)	0.00

iv.	Total Release or Withdrawals	0.00

6. Outstanding Amounts and Collection Account Balance as of Current Payment Date (after giving effect to payments to be made on such Payment Date):
i.	Tranche A-1 Principal Balance
ii.	Tranche A-2 Principal Balance
iii.	Tranche A-3 Principal Balance
iv.	Tranche A-4 Principal Balance
v.	Aggregate Principal Balance for all Series A Transition Bonds	0.00

vi.	Excess Funds Subaccount Balance	0.00
vii.	Capital Subaccount Balance
viii.	Aggregate Collection Account Balance	0.00

7. Shortfalls In Interest and Principal Payments as of Current Payment Date (after giving effect to payments to be made on such Payment Date):
i.	Semiannual Interest

	1. Tranche A-1 Bond Interest Payment	0.00
	2. Tranche A-2 Bond Interest Payment	0.00
	3. Tranche A-3 Bond Interest Payment	0.00
	4. Tranche A-4 Bond Interest Payment	0.00

ii.	Semiannual Principal

	1. Tranche A-1 Principal Payment	0.00
	2. Tranche A-2 Principal Payment	0.00

Exhibit A

3

	3. Tranche A-3 Principal Payment	0.00
	4. Tranche A-4 Principal Payment	0.00

8. Shortfall in Required Subaccount Level as of Current Payment Date (after giving effect to payments to be made on such Payment Date):
i.	Capital Subaccount	0.00

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Semiannual Servicer’s Certificate this              day of              , 20    .

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, as Servicer

by:
[Name]
[Title]

Exhibit A

4

EXHIBIT B-1

FORM OF SERVICER’S REGULATION AB COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the duly elected and acting [            ] of CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, as servicer (the “Servicer”) under the Transition Property Servicing Agreement dated as of February 12, 2008 (the “Servicing Agreement”) between the Servicer and CENTERPOINT ENERGY TRANSITION BOND COMPANY III, LLC (the “Issuer”) and further that:

1. The undersigned is responsible for assessing the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”).

2. With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year ended                     ,          and covered by CenterPoint Houston’s annual report on Form 10-K (such fiscal year, the “Assessment Period”):

Regulation AB Reference	Servicing Criteria	Applicable Servicing Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for pool assets are maintained.	Not applicable; documents do not provide for a back-up servicer.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Not applicable; PUCT rules impose credit standards on retail electric providers who handle customer collections and govern performance requirements of utilities.

Exhibit B-1

1

Regulation AB Reference	Servicing Criteria	Applicable Servicing Criteria
Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.	Applicable

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Not applicable; no disbursements on behalf of obligors or to investors are made by Servicer by means of wire transfer

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Applicable, but no current assessment required; no advances by the Servicer are permitted under the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Applicable, but no current assessment is required since transaction accounts are maintained by and in the name of the Trustee.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Exchange Act.	Applicable, but no current assessment required; all “custodial accounts” are maintained by the Trustee.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all transfers made by wire transfer.

Exhibit B-1

2

Regulation AB Reference	Servicing Criteria	Applicable Servicing Criteria
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Applicable; assessment below. Reconciliations as to REP accounts are limited to confirming that the funds in any REP’s account known to Servicer are at least in the amount required by Servicer.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	Applicable; assessment below.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not applicable; trustee allocates among, and remits to, investors.

Exhibit B-1

3

Regulation AB Reference	Servicing Criteria	Applicable Servicing Criteria
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Not applicable; disbursements are made by Trustee and Trustee maintains investor records; for the purposes of this criteria, servicer’s investor records are the trustee’s records of the investors.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below, based on Semi-Annual Servicer’s Certificate.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Applicable; assessment below.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of transition property are contemplated or allowed under the transaction documents.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	Applicable; assessment below. Payments received from REPs are posted to Servicer’s records and funds transferred to Trustee.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (transition charge) is not an interest bearing instrument

Exhibit B-1

4

Regulation AB Reference	Servicing Criteria	Applicable Servicing Criteria
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Applicable; assessment below. The only changes relate to true-up under the financing order.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Applicable, to the extent required by the transaction agreements; assessment below.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Applicable, but does not require assessment since no explicit documentation requirements with respect to delinquent accounts are imposed under the transactional documents due to availability of “true-up” mechanism.

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; transition charges are not interest bearing instruments.

Exhibit B-1

5

Regulation AB Reference	Servicing Criteria	Applicable Servicing Criteria
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	Applicable; assessment below.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Not applicable; Servicer does not make payments on behalf of obligors.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers under the transaction documents.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction documents.

Exhibit B-1

6

3. To the best of the undersigned’s knowledge, based on such review, the Servicer is in compliance in all material respects with the applicable servicing criteria set forth above as of and for the period ending the end of the fiscal year ended                     ,          and covered by CenterPoint Houston’s annual report on Form 10-K. [If not true, include description of any material instance of noncompliance.]

4. A registered independent public accounting firm has issued to us an attestation report in accordance with Section 1122(b) of Regulation AB on its assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the fiscal year ended                    ,          and covered by CenterPoint Houston’s annual report on Form 10-K.

Executed as of this          day of                     ,         .

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

By:
Name:
Title:

Exhibit B-1

7

EXHIBIT B-2

FORM OF CERTIFICATE OF COMPLIANCE

The undersigned hereby certifies that he/she is the duly elected and acting [            ] of CenterPoint Energy Houston Electric, LLC as servicer (the “Servicer”) under the Transition Property Servicing Agreement dated as of February 12, 2008 (the “Servicing Agreement”) between the Servicer and CenterPoint Energy Transition Bond Company III, LLC (the “Issuer”) and further that:

1. A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended [            ], [            ] has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement; and

2. To the best of the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended [            ], [            ], except as set forth on Annex A hereto.

Executed as of this          day of                     ,

CenterPoint Energy Houston Electric, LLC

By:
Name:
Title:

Exhibit B-2

1

ANNEX A

to Certificate of Compliance

LIST OF SERVICER DEFAULTS

The following Servicer Defaults, or events which with the giving of notice, the lapse of time, or both, would become Servicer Defaults known to the undersigned occurred during the year ended [            ]:

Nature of Default	Status

Exhibit B-2

2

ANNEX 1

TO

SERVICING AGREEMENT

The Servicer agrees to comply with the following servicing procedures:

SECTION 1. DEFINITIONS.

(a) Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in Appendix A of the Transition Property Servicing Agreement (the “Agreement”).

SECTION 2. DATA ACQUISITION.

(a) Installation, Maintenance of Meters and Data Acquisition. Except to the extent that another entity is responsible for such services, the Servicer shall cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer to obtain usage measurements for each Customer at least once every Billing Period. To the extent another entity is responsible for such services, such other entity may obtain usage measurements for each Customer less frequently than once every Billing Period in accordance with its current practices so long as the PUCT Regulations so permit. To the extent another entity is responsible for such services, but not performing such services, the Servicer shall take all reasonably necessary actions to obtain usage measurements for each Customer at least once every Billing Period.

(b) Cost of Data Acquisition. The Issuer shall not be obligated to pay any costs associated with the data acquisition set forth in this Section 2, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer or any REP as a result of new metering and/or billing technologies.

(c) ERCOT. The Servicer shall take all reasonable actions available under PUCT Regulations to obtain timely information from ERCOT (or, if such information is not available from ERCOT, directly from the Applicable MDMA) which is necessary for the Servicer to fulfill its obligations under the Servicing Agreement.

SECTION 3. USAGE AND BILL CALCULATION.

The Servicer, from the usage measurements obtained pursuant to Section 2, shall determine each Customer’s individual Transition Charges to be included on Bills issued by it to such Customer or to the REP responsible for billing such Customer.

SECTION 4. BILLING.

The Servicer shall implement the Transition Charges as of the Issuance Date and shall thereafter bill each Customer or, with respect to Customers billed by a REP, for the respective Customer’s outstanding current and past due Transition Charges accruing through the date on which such Transition Charges may no longer be billed under the Tariff, all in accordance with the following:

1

(a) Frequency of Bills; Billing Practices. In accordance with the Servicer’s then-existing policies and practices for its own charges, as such policies and practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Customer, or, where the REP is responsible for billing the Customers, to the REP, for such Customers’ Transition Charges once every applicable Billing Period, at the same time, with the same frequency and on the same Bill as that containing the Servicer’s own charges to such Customers or REPs, as the case may be.

(b) Format.

(i) Each Bill issued by the Servicer to a Customer shall contain the charge corresponding to the Transition Charges owed by such Customer for the applicable Billing Period. The Transition Charges shall be separately identified if required by and in accordance with the terms of the Financing Order and Tariff.

(ii) Where a REP is responsible for billing the Customers, the Servicer shall deliver to the REP itemized charges for each Customer setting forth such Customer’s Transition Charges. If such charges are not separately identified, the Servicer shall provide the REP, (and unless prohibited by applicable PUCT Regulations, shall cause each REP to provide the REP’s Customers) with the annual notice required by Section 4.01(e)(ii) of the Servicing Agreement.

(iii) The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers and REPs in accordance with, if applicable, the Financing Order, Tariff and PUCT Regulations. To the extent that Bill format, structure and text are not prescribed by the Utilities Code or by applicable PUCT Regulations, the Servicer shall, subject to clauses (i) and (ii) above, determine the format, structure and text of all Bills in accordance with its reasonable business judgment, its policies and practices with respect to its own charges and prevailing industry standards.

(c) Delivery. The Servicer shall deliver all Bills issued by it by any means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to the REPs or to Servicer’s other customers, as applicable. The Servicer or each REP, as applicable, shall pay from its own funds all costs of issuance and delivery of all Bills, including but not limited to printing and postage costs.

SECTION 5. CUSTOMER SERVICE FUNCTIONS.

The Servicer shall handle all Customer or REP inquiries and other customer service matters according to the same procedures it uses with respect to its own charges.

SECTION 6. COLLECTIONS; PAYMENT PROCESSING; REMITTANCE.

(a) Collection Efforts, Policies, Procedures.

(i) The Servicer shall use reasonable efforts to collect all Billed TCs from Customers and REPs as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including with respect to the following:

(A)	The Servicer shall prepare and deliver overdue notices to its Customers and REPs in accordance with applicable PUCT Regulations.

2

(B)	The Servicer shall apply late payment charges to its outstanding Customer and REP balances in accordance with applicable PUCT Regulations and as required by the Financing Order.

(C)	In circumstances where the Servicer bills Customers directly, the Servicer shall deliver final notices of delinquency and possible disconnection in accordance with applicable PUCT Regulations.

(D)	The Servicer shall adhere to and carry out disconnection policies and termination of REP billing in accordance with the Utilities Code, the Financing Order and applicable PUCT Regulations.

(E)	The Servicer may employ the assistance of collection agents to collect any past-due Transition Charges from its Customers and REPs in accordance with applicable PUCT Regulations and the Tariff.

(F)	The Servicer shall apply its Customer and REP deposits to the payment of delinquent accounts in accordance with the Tariff, the Financing Order and applicable PUCT Regulations and according to the priorities set forth in Section 6(b)(ii) and (iii) of this Annex I.

(ii) The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by its Customer or an REP, in each case unless such waiver or action: (A) would be in accordance with the Servicer’s customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and for others; (B) would not materially adversely affect the rights of the Transition Bondholders; and (C) would comply with applicable law.

(iii) The Servicer shall accept payment in respect of Billed TCs in such forms and methods and at such times and places as the Servicer accepts payments of its own charges in accordance with, if applicable, the Financing Order, the Tariff and any other PUCT Regulations.

(b) Payment Processing; Allocation; Priority of Payments.

(i) The Servicer shall post all payments received to customer accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than two (2) Business Days after receipt.

(ii) Subject to clause (iii) below, the Servicer shall apply payments received to each Customer’s or each REP’s account in proportion to the charges contained on the outstanding Bill to such Customer or REP.

3

(iii) If a Customer or REP does not pay the full amount of any bill by the Servicer, the amount paid by the Customer or REP will first be apportioned between the Transition Charges and other fees and charges (including amounts billed and due in respect of transition charges associated with transition bonds issued under other financing orders), other than late fees, and second, any remaining portion of the payment will be allocated to late fees.

(c) Accounts; Records.

The Servicer shall maintain accounts and records as to the Transition Property accurately and in accordance with its standard accounting procedures and in sufficient detail (i) to permit reconciliation between payments or recoveries with respect to the Transition Property and the amounts from time to time remitted to the Collection Account in respect of the Transition Property and (ii) to permit the TC Collections held by the Servicer to be accounted for separately from the funds with which they may be commingled, so that the dollar amounts of TC Collections commingled with the Servicer’s funds may be properly identified and traced.

(d) Charge-Offs.

In accordance with the Financing Order and Schedule TC3, each REP will be permitted to hold back an allowance for charge-offs in its Transition Charge payments to the Servicer. Such charge-off rate will be recalculated each year in connection with the annual Transition Charge Adjustment. Until the first Calculation Date, each REP that has chosen to hold back an allowance for charge-offs in its payments of Billed TCs to the Servicer will remit to the Servicer Transition Charges based on the charge-off percentage in effect for the then most recently established transition charges related to the transition bonds issued by CenterPoint Energy Transition Bond Company, LLC on October 24, 2001 and by CenterPoint Energy Transition Bond Company II, LLC on December 16, 2005. Thereafter, on or about each Calculation Date, the REP and the Servicer will be responsible for reconciling the amounts held back with amounts actually written off as uncollectible in accordance with the terms agreed to by the REP and the Servicer, provided that:

(i) The REP’s right to reconciliation for write-offs will be limited to customers whose service has been permanently terminated and whose entire accounts (i.e., all amounts due the REP for its own account as well as the portion representing all Transition Charges) have been written off.

(ii) The REP’s recourse will be limited to a credit against future Transition Charge payments unless the REP and the Servicer agree to alternative arrangements, but, in accordance with the Financing Order and Schedule TC3, in no event will the REP have recourse to the Trustee, the Issuer or the Issuer’s funds for such payments.

(iii) In accordance with the Financing Order and Schedule TC3, the REP shall provide information on a timely basis to the Servicer so that the Servicer can include the REP’s default experience and any subsequent credits into its calculation of the adjusted Transition Charge rates for the next Transition Charge billing period. The REP’s rights to credits will not take effect until after such adjusted Transition Charges have been implemented.

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(iv) If the REP has held back less than the amount actually written off as uncollectible during the time period, the REP shall be entitled to a credit against future Transition Charge payments over the twelve-month period immediately following the next Adjustment Date in the amount of the hold-back shortfall and no other remedy. If the REP has held back more than the amount actually written off as uncollectible during the time period, the permitted charge-off percentage shall be adjusted so that it is projected that the REP will remit to the Servicer the amount of such underpayment of TC Collections over the twelve-month period immediately following the next Adjustment Date.

(v) The Servicer will incorporate the REPs’ Customer default information and any subsequent credits to the REPs for Transition Charges already paid by the REPs to the Servicer in its calculation of the Transition Charge Adjustments on the Calculation Date. The REPs’ right described in this Section 4 to receive a credit against future payments of Billed TCs to the Servicer shall not take effect until after the next Adjustment Date.

(e) Investment of TC Collections Received.

Prior to each Daily Remittance, the Servicer may invest TC Collections received at its own risk and for its own benefit, provided however, that the Servicer shall pay Accrued Interest as provided in Section 6.12 of the Agreement. So long as the Servicer complies with its obligations under Section 6(c), neither such investments nor such funds shall be required to be segregated from the other investments and funds of the Servicer.

(f) Remittances.

(i) The Issuer shall cause to be established the Collection Account in the name of the Trustee in accordance with the Indenture.

(ii) The Servicer shall make remittances to the Collection Account in accordance with Section 6.12 of the Agreement.

(iii) In the event of any change of account or change of institution affecting the Collection Account, the Issuer shall provide written notice thereof to the Servicer not later than five (5) Business Days from the effective date of such change.

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APPENDIX A

DEFINITIONS

The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms.

“Accrued Interest” means interest accrued at the Federal Funds Rate on amounts held by the Servicer prior to, on, or after the date such amounts are due and payable to the Trustee under this Agreement.

“Act” has the meaning specified in Section 11.03 of the Indenture.

“Additional TC Servicer” has the meaning specified in the Intercreditor Agreement.

“Adjustment Date” means the date other than an Interim Adjustment Date on which any Transition Charge Adjustment (other than an interim (non-annual) Transition Charge Adjustment) and/or any PBRAF Adjustment, as applicable, becomes effective. The first Adjustment Date will be on or about February 1, 2009, and all subsequent Adjustment Dates shall be on or about the same day of the year in subsequent years.

“Administration Agreement” means the Administration Agreement dated as of February 12, 2008, between CenterPoint Houston, as Administrator, and the Issuer, as the same may be amended and supplemented from time to time.

“Administrator” means CenterPoint Houston as administrator under the Administration Agreement and each successor to or assignee of CenterPoint Houston in the same capacity.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, control, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

“Annual Accountant’s Report” has the meaning assigned to that term in Section 3.04 of the Servicing Agreement.

“Applicable MDMA” means with respect to each Customer, the meter data management agent providing meters or meter reading services for that Customer’s account.

“Basic Documents” means the Issuer LLC Agreement, the Issuer Certificate of Formation, the Sale Agreement, the Servicing Agreement, the Intercreditor Agreement, the Administration Agreement, the Indenture, the Supplement, the Underwriting Agreement relating to the 2008 Senior Secured Transition Bonds, and the Bill of Sale.

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“Bill” means each of the regular monthly bills, summary bills, opening bills and closing bills issued to Customers by CenterPoint Houston or REPs or to REPs by CenterPoint Houston on its own behalf and in its capacity as Servicer.

“Billed TCs” means the amounts of Transition Charges billed by the Servicer, whether billed directly to Customers by the Servicer or indirectly through REPs.

“Billing Period” means the period of approximately thirty (30) days for which the Servicer renders Bills.

“Bill of Sale” has the meaning assigned to that term in the Sale Agreement.

“Book-Entry Transition Bonds” means beneficial interests in the Transition Bonds, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the City of Houston, Texas, or in the City of New York, New York, are required or authorized by law or executive order to remain closed.

“Calculation Date” means, with respect to the 2008 Senior Secured Transition Bonds, the date on which the calculations and filings set forth in Section 4 and the Issuer Annex will be made each year. The first Calculation Date will be no later than January 16, 2009, if the Servicer requests only Transition Charge Adjustments, and no later than November 3, 2008, if the Servicer requests any PBRAF Adjustments (whether or not the Servicer also requests Transition Charge Adjustments). Subsequent Calculation Dates will be on or about the same applicable day of the year in subsequent years.

“Capital Subaccount” has the meaning specified in Section 8.02(a) of the Indenture.

“CenterPoint Houston” means CenterPoint Energy Houston Electric, LLC, a Texas limited liability company, or its successor.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Collection Account” has the meaning specified in Section 8.02(a) of the Indenture.

“Collection Period” means the period from and including the first day of a calendar month to but excluding the first day of the next calendar month.

“Corporate Trust Office” has the meaning specified in Appendix A to the Indenture.

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“Customer Class” means each of the Transition Charge classes specified in the Financing Order.

“Customer” means each Person from whom CenterPoint Houston is authorized to recover Qualified Costs as defined in and pursuant to the Texas Electric Choice Plan, any PUCT Regulation or the Financing Order, but shall not include REPs.

“Daily Remittance” has the meaning specified in Section 6.12(a).

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Designated Account Holder” has the meaning specified in the Intercreditor Agreement.

“DTC” means The Depository Trust Company.

“ERCOT” means the Electric Reliability Council of Texas or any successor thereto.

“Event of Default” has the meaning specified in Section 5.01 of the Indenture.

“Excess Funds Subaccount” has the meaning specified in Section 8.02(a) of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expected Amortization Schedule” means, with respect to the 2008 Senior Secured Transition Bonds, or any Tranche thereof, the expected amortization schedule for principal thereof, as specified in the Supplement.

“Expected Final Payment Date” means, with respect to the 2008 Senior Secured Transition Bonds, or, if applicable, each Tranche thereof, the date when all interest and principal is scheduled to be paid for that Tranche in accordance with the Expected Amortization Schedule, as specified in the Supplement.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Servicer from three federal funds brokers of recognized standing selected by it.

“Final Maturity Date” means, for the 2008 Senior Secured Transition Bonds, or, if applicable, each Tranche thereof, the date by which all principal and interest on the Transition Bonds is required to be paid, as specified in the Supplement.

“Financing Order” means the Financing Order issued by the PUCT on September 18, 2007 in Docket No. 34448 pursuant to the Texas Electric Choice Plan.

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“Fitch” means Fitch Ratings or any successor thereto.

“Formation Documents” means, collectively, the Issuer Certificate of Formation, the Issuer LLC Agreement and any other document pursuant to which the Issuer is formed or governed, as the same may be amended and supplemented from time to time.

“Governmental Authority” means any court or any federal or state regulatory body, administrative agency or governmental instrumentality.

“Holder” or “Transition Bondholder” means the Person in whose name a Transition Bond of any Tranche is registered on the Transition Bond Register.

“Indenture” means the Indenture, dated as of February 12, 2008, between the Issuer and the Trustee, and the Supplement (including the forms and terms of the 2008 Senior Secured Transition Bonds, established thereunder), as the same may be amended and supplemented with respect to the 2008 Senior Secured Transition Bonds, from time to time.

“Independent” means, when used with respect to any specified Person, that the Person

(a) is in fact independent of the Issuer, any other obligor upon the Transition Bonds, the Servicer and any Affiliate of any of the foregoing Persons,

(b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Servicer or any Affiliate of any of the foregoing Persons and

(c) is not connected with the Issuer, any such other obligor, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Insolvency Event” means, with respect to a specified Person,

(a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days, or

(b) the commencement by such Person of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

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“Intercreditor Agreement” means the Intercreditor Agreement dated as of February 12, 2008, among the Issuer, CenterPoint Houston, CenterPoint Energy Transition Bond Company, LLC, CenterPoint Energy Transition Bond Company II, LLC, the Trustee and the other parties thereto, each in the capacities stated therein, as the same may be amended from time to time.

“Interim Adjustment Date” means the effective date of any interim (non-annual) Transition Charge Adjustment.

“Issuance Advice Letter” means the issuance advice letter submitted to the PUCT by CenterPoint Houston pursuant to the Financing Order in connection with the issuance of the 2008 Senior Secured Transition Bonds.

“Issuance Date” means the date on which the 2008 Senior Secured Transition Bonds, are to be originally issued in accordance with the Indenture and the Supplement.

“Issuer” means CenterPoint Energy Transition Bond Company III, LLC, a Delaware limited liability company, or any successor thereto pursuant to the Indenture.

“Issuer Annex” means Annex 1 of the Servicing Agreement.

“Issuer Certificate of Formation” means the Certificate of Formation of the Issuer that was filed with the Delaware Secretary of State on August 30, 2007, as amended and restated on February 11, 2007, as the same may be amended and restated from time to time.

“Issuer LLC Agreement” means the Limited Liability Company Agreement between the Issuer and CenterPoint Houston, as sole Member, effective as of August 31, 2007, as amended and restated on February 12, 2008, as the same may be amended or supplemented from time to time.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

“Losses” means collectively, any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever.

“Majority Holders” means the Holders of a majority of the Outstanding Amount of the 2008 Senior Secured Transition Bonds.

“Moody’s” means Moody’s Investors Service Inc., or any successor thereto.

“Officers’ Certificate” means a certificate signed, in the case of CenterPoint Houston, by:

(a) any manager, the chairman of the board, the chief executive officer, the president, the vice chairman or any executive vice president, senior vice president or vice president; and

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(b) the treasurer, any assistant treasurer, the secretary or any assistant secretary.

“Operating Expenses” means, with respect to the Issuer, all fees, costs and expenses owed by the Issuer with respect to the 2008 Senior Secured Transition Bonds, including all amounts owed by the Issuer to the Trustee, the Servicing Fee, the fees and expenses relating to the 2008 Senior Secured Transition Bonds, payable by the Issuer to the Administrator under the Administration Agreement, the fees and expenses relating to the 2008 Senior Secured Transition Bonds, payable by the Issuer to the Independent manager of the Issuer, legal fees and expenses of the Servicer pursuant to this Servicing Agreement, and legal and accounting fees, costs and expenses of the Issuer relating to the 2008 Senior Secured Transition Bonds.

“Opinion of Counsel” means one or more written opinions of counsel who may be an employee of or counsel to the Servicer or the Issuer, which counsel shall be reasonably acceptable to the Trustee, the Issuer or the Rating Agencies, as applicable, and which shall be in form reasonably satisfactory to the Trustee, if applicable.

“Outstanding” with respect to Transition Bonds means, as of the date of determination, all Transition Bonds theretofore authenticated and delivered under the Indenture except:

(a) Transition Bonds theretofore canceled by the Transition Bond Registrar or delivered to the Transition Bond Registrar for cancellation;

(b) Transition Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Transition Bonds; provided, however, that if such Transition Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Trustee; and

(c) Transition Bonds in exchange for or in lieu of other Transition Bonds which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Transition Bonds are held by a bona fide purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the Transition Bonds or any Tranche thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Transition Bonds owned by the Issuer, any other obligor upon the Transition Bonds, CenterPoint Houston or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be fully protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Transition Bonds that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Transition Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Transition Bonds and that the pledgee is not the Issuer, any other obligor upon the Transition Bonds, the Servicer or any Affiliate of any of the foregoing Persons.

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“Outstanding Amount” means the aggregate principal amount of all Outstanding 2008 Senior Secured Transition Bonds, or, if the context requires, all Outstanding Transition Bonds of a Tranche of 2008 Senior Secured Transition Bonds, Outstanding at the date of determination.

“Paying Agent” means the Trustee or any other Person that meets the eligibility standards for the Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments of principal of or premium, if any, or interest on the Transition Bonds on behalf of the Issuer.

“Payment Date” means, with respect to the 2008 Senior Secured Transition Bonds, or, if applicable, each Tranche thereof, the date or dates specified as Payment Dates for each Tranche in the Supplement, provided that if any such date is not a Business Day, the Payment Date shall be the Business Day immediately succeeding such date.

“PBRAF” means the periodic billing requirement allocation factor used to allocate Transition Charges among different classes of Customers, as set forth in Schedule TC3 and any other applicable tariff or order.

“PBRAF Adjustment” means each adjustment to any PBRAF made in accordance with Section 4.01 of the Servicing Agreement, Schedule TC3 and any other applicable tariff, any order issued by the PUCT pursuant to Section 39.253 of the Texas Electric Choice Plan, and the Issuer Annex.

“Penalty” means a late-fee penalty assessed by the Servicer against an REP or other Person for such REP’s or such other Person’s failure to remit timely payments of Transition Charges as set forth in Section 3.05(c) of this Servicing Agreement.

“Periodic Billing Requirement” means, for any calculation period, the aggregate amount of Transition Charges calculated by the Servicer as necessary to be billed during such period in order to collect the Periodic Payment Requirements on or before the end of the Collection Period immediately preceding the next annual Transition Charge Adjustment Date.

“Periodic Payment Requirement” for any calculation period means the total dollar amount (after giving effect to the allocation and distribution of amounts on deposit in the Excess Funds Subaccount at the time of calculation and which will be available for payments on the Transition Bonds at the end of such calculation period and including any shortfalls in Periodic Payment Requirements for any prior calculation period) sufficient to ensure that, as of the last Payment Date occurring in such calculation period, (1) all accrued and unpaid interest on the Transition Bonds then due shall have been paid in full, (2) the Outstanding Amount of the Transition Bonds is equal to the Projected Transition Bond Balance, (3) the balance on deposit in the Capital Subaccount equals the aggregate Required Capital Level and (4) all other fees and expenses due and owing and required or allowed to be paid under Section 8.02 of the Indenture as of such date shall have been paid in full; provided that, with respect to any annual Transition Charge Adjustment or interim Transition Charge Adjustment occurring after the last Scheduled Final Payment Date for any Transition Bonds, the Periodic Payment Requirements shall be calculated to ensure that sufficient Transition Charges will be collected to retire such Transition Bonds in full as of the earlier of (x) the Payment Date preceding the next annual Transition Charge Adjustment Date and (y) the Final Maturity Date for such Transition Bonds.

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“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Projected Transition Bond Balance” means, as of any date, the anticipated Outstanding Amount of 2008 Senior Secured Transition Bonds, after giving effect to payment of the sum of the payment amounts provided for in the Expected Amortization Schedules for the 2008 Senior Secured Transition Bonds, to be paid on or before such date.

“Provider of Last Resort” has the meaning specified in Section 39.106 of the Texas Electric Choice Plan.

“PUCT” means the Public Utility Commission of Texas or any successor entity thereto.

“PUCT Regulation” means any regulation, rule, order or directive promulgated, issued or adopted by the PUCT.

“Qualified Costs” has the meaning assigned to that term in the Texas Electric Choice Plan and the Financing Order.

“Rating Agency” means any rating agency rating the 2008 Senior Secured Transition Bonds, at the time of issuance at the request of the Issuer, which initially shall be Moody’s, Fitch and Standard & Poor’s. If no such organization or successor is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, written notice of which designation shall be given to the Trustee, the PUCT and the Servicer.

“Rating Agency Condition” means, with respect to any action, the notification in writing to each Rating Agency of such action, and confirmation from S&P to the Trustee and the Issuer that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of the 2008 Senior Secured Transition Bonds.

“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time.

“Released Parties” has the meaning specified in Section 6.02(f) of the Servicing Agreement.

“Remittance Requirement” means, with respect to any REP, the requirement that such REP remit Transition Charges to the Servicer within a prescribed number of days of billing by the Servicer in accordance with, if applicable, the Financing Order, the Tariff and any other PUCT Regulations.

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“REP” means a retail electric provider under the Financing Order or any other entity which, under the terms of the Financing Order or the Utilities Code, may be obligated to pay, bill or collect the Transition Charges, other than Customers.

“REP Billing Day” has the meaning specified in Section 3.05(c) of the Servicing Agreement.

“REP Credit Requirement” means the credit and collection policies applicable to REPs under the Financing Order, the Tariff and other PUCT Regulations.

“REP Default” has the meaning specified in Section 3.05(d) of the Servicing Agreement.

“REP Deposit” has the meaning specified in Section 3.05(e) of the Servicing Agreement.

“Required Capital Amount” means a capital contribution in an amount equal to the amount specified in the Supplement, representing a capital contribution from CenterPoint Houston.

“Requirement of Law” means any foreign, federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law.

“Responsible Officer” means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Director, Managing Officer, associate, Assistant Vice President, Secretary, Assistant Secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Retirement” means any day on which the final distribution is made to the Trustee in respect of the last Outstanding Amount.

“Retiring Trustee” means a Trustee that resigns or vacates the office of Trustee for any reason.

“Sale Agreement” means the Transition Property Sale Agreement dated as of February 12, 2008 relating to the Transition Property, between the Seller and the Issuer, as the same may be amended and supplemented from time to time.

“Sale Date” means the date on which the Seller sells, transfers, assigns and conveys to the issuer the Transition Property to which this Agreement relates.

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“Schedule TC3” means the tariff on the form entitled “Schedule TC3” approved by the PUCT in the Financing Order and filed by CenterPoint Houston prior to the issuance of any Transition Bonds.

“SEC” means the U.S. Securities and Exchange Commission.

“Seller” means CenterPoint Houston, or its successor, in its capacity as seller of the Transition Property to the Issuer pursuant to the Sale Agreement.

“Semiannual Servicer’s Certificate” means the statement prepared by the Servicer and delivered to the Trustee with respect to the 2008 Senior Secured Transition Bonds, on or prior to each Payment Date therefor, the form of which is attached to the Servicing Agreement as Exhibit A.

“Servicer” means CenterPoint Houston, as the servicer of the Transition Property, and each successor to or assignee of CenterPoint Houston (in the same capacity) pursuant to Section 6.03, 6.04, or 7.04 of the Servicing Agreement.

“Servicer Default” means the occurrence and continuation of one of the events specified in Section 7.01 of the Servicing Agreement.

“Servicing Agreement” or “this Agreement” means the Transition Property Servicing Agreement dated as of February 12, 2008, between the Issuer and the Servicer, and acknowledged by the Trustee, relating to the Transition Property as the same may be amended and supplemented from time to time.

“Servicing Fee” means the fee payable by the Issuer to the Servicer on each Payment Date with respect to the 2008 Senior Secured Transition Bonds, in an amount specified in Section 6.07 of the Servicing Agreement.

“Servicing Standard” means the obligation of the Servicer to calculate, apply, remit and reconcile proceeds of the Transition Property, including TC Collections and REP Deposits for the benefit of the Issuer and the Holders (i) with the same degree of care and diligence as the Servicer applies with respect to payments owed to it for its own account, (ii) in accordance with all applicable procedures and requirements set forth in the Financing Order and Schedule TC3 and (iii) in accordance with the other terms of the Servicing Agreement.

“Standard & Poor’s” or “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, or any successor thereto.

“State” means any one of the 50 states of the United States of America or the District of Columbia.

“Successor Servicer” means (i) a successor to CenterPoint Houston pursuant to Section 6.03 of the Servicing Agreement or (ii) a successor Servicer appointed by the Trustee pursuant to Section 7.04 of the Servicing Agreement which in each case will succeed to all the rights and duties of the Servicer under the Servicing Agreement.

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“Supplement” means the First Supplemental Indenture dated of even date herewith to the Indenture that authorizes the 2008 Senior Secured Transition Bonds.

“Tariff” means any rate tariff filed with the PUCT pursuant to the Texas Electric Choice Plan to evidence any Transition Charges.

“TC Collections” means amounts constituting good funds collected by the Servicer in respect of Transition Charges and Transition Property.

“Termination Notice” has the meaning specified in Section 7.01 of the Servicing Agreement.

“Texas Electric Choice Plan” means the Act of May 21, 1999, 76th Leg. R.S. ch. 405, 1999 (codified at Texas Utilities Code Section 39.001 et seq.), as amended by Act of May 29, 2007, H.B. 624 §§ 2-4, 80th Leg., R.S. (to be codified as an amendment to Texas Utilities Code Sections 39.301-39.303).

“Third-Party Collector” means each third party, including each REP, which, pursuant to any Tariff filed with the PUCT, or any agreement with CenterPoint Houston, is obligated to bill, pay or collect Transition Charges.

“Tranche” means any one of the tranches of 2008 Senior Secured Transition Bonds, as specified in the Supplement.

“Transition Bond” means any of the 2008 Senior Secured Transition Bonds, issued by the Issuer pursuant to the Indenture.

“Transition Bond Balance” means, as of any date, the aggregate Outstanding Amount of 2008 Senior Secured Transition Bonds, on such date.

“Transition Bond Owner” means, with respect to a Book-Entry Transition Bond, the Person who is the beneficial owner of such Book-Entry Transition Bond, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Transition Bond Register” has the meaning specified in Section 2.05 of the Indenture.

“Transition Bond Registrar” means the Trustee, in its capacity as keeper of the Transition Bond Register, or any successor to the Trustee in such capacity.

“Transition Charge Adjustment” means each adjustment to Transition Charges related to the Transition Property made in accordance with Section 4.01 of the Servicing Agreement and the Issuer Annex.

“Transition Charges” means the nonbypassable amounts to be charged for the use or availability of electric services, approved by the PUCT in the Financing Order to recover Qualified Costs, that shall be collected by CenterPoint Houston, its successors, assignees or by REPs as provided for in the Financing Order.

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“Transition Property” means the rights and interests of Seller or its successor under the Financing Order, once those rights are first transferred to the Issuer or pledged in connection with the issuance of the Transition Bonds, including the right to impose, collect and receive through Transition Charges payable by retail electric customers within Seller’s certificated service area as it existed on May 1, 1999, an amount sufficient to cover the Qualified Costs of the Seller authorized in the Financing Order, the right to receive Transition Charges in amounts and at times sufficient to pay principal and interest and make other deposits in connection with the Transition Bonds and all revenues and collections resulting from Transition Charges.

“Transition Property Documentation” means all documents relating to the Transition Property, including copies of the Financing Order and all documents filed with the PUCT in connection with any Transition Charge Adjustment.

“Trust Estate” has the meaning specified in the Supplement.

“Trustee” means Deutsche Bank Trust Company Americas, as trustee, or its successor or any successor Trustee under the Indenture.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Underwriting Agreement” has the meaning specified in the Indenture.

“Utilities Code” means the Texas Utilities Code, as amended from time to time.

“Utility” has the meaning specified in the Intercreditor Agreement.

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